Exhibit 10.15

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 12, 2020, by and among Golden Nugget ONLINE Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation (the “Borrower”), LANDRY’S FERTITTA, LLC, a Texas limited liability company (“Parent”), the other Loan Parties party hereto, the Lenders party hereto and Jefferies Finance LLC (“Jefferies”), as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Parent, certain Lenders party thereto and the Agent are parties to that certain Credit Agreement, dated as of April 28, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders (as defined in the Existing Credit Agreement) have extended credit in the form of Term Loans (as defined in the Existing Credit Agreement) (the “Existing Term Loans”) to the Borrower pursuant to the terms and subject to the conditions set forth in the Existing Credit Agreement;

WHEREAS, pursuant to and in accordance with Section 14.1 of the Existing Credit Agreement, the Borrower has requested that the Lenders amend, and the Lenders party hereto or to a Consent (as defined below) constituting Required Lenders have agreed to so amend, the Existing Credit Agreement in the manner set forth in Sections 2 and 3 hereof to, among other things, (i) permit the amendment and restatement of the Parent Intercompany Note in the form attached hereto as Exhibit A (the “A&R Parent Intercompany Note”), (ii) permit the First Amendment Transaction described below, (iii) establish a new tranche of term loans on the First Amendment Signing Date (the “Buyback Term Loans”) and (iv) amend certain other provisions of the Existing Credit Agreement;

WHEREAS, each Lender that executes and delivers a lender consent (a “Consent”) by electronic mail to iGamingJune20@Lendamend.com or online via LendAmend (www.LendAmend.com) by no later than 12:00 p.m. (New York time) on Friday, June 12, 2020 in substantially the same form attached as Annex A hereto (or such other form as the Agent may approve) (each Lender in such capacity, a “First Amendment Consenting Lender”) will, by the fact of such execution and delivery of such Consent, be deemed to have agreed to the amendment of the Existing Credit Agreement on the terms set forth herein;

WHEREAS, in connection with the transactions contemplated by this Amendment, Parent and the Borrower each have informed the Agent and the Lenders of (i) Parent’s intent to substantially contemporaneously with the Amendment Effective Date sell, directly or indirectly, 100% of Parent’s Equity Interests of Borrower (the “First Amendment Transactions”) and (ii) Borrower’s intent to substantially contemporaneously with the Amendment Effective Date buyback B Term Loans from B Term Lenders pursuant to an Auction in accordance with Section 2.15 of the Amended Credit Agreement and as set forth in Section 4 hereof in an aggregate principal amount up to $150,000,000 of (the “First Amendment Term Loan Buyback”); and

WHEREAS, the First Amendment Consenting Lenders collectively constitute the Required Lenders under the Existing Credit Agreement and consent to the Loan Parties entering into and authorize, instruct and direct the Agent to enter into this Amendment, to, among other things, (i) establish the new tranche of Buyback Term Loans on the First Amendment Signing Date, (ii) amend certain provisions of the Existing Credit Agreement as set forth herein on the First Amendment Signing Date (as defined below), (iii) permit the First Amendment Term Loan Buyback on the terms and conditions set forth in Section 4, (iv) permit the First Amendment Transactions and (v) amend certain other provisions of the Credit Agreement as set forth herein on the Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.            Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement, as amended by the Signing Date Amendments (as defined below) (the “Credit Agreement”) and as further amended by the Effective Date Amendments (as defined below) (the “Amended Credit Agreement”).

2.            Signing Date Amendments. Subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 8(i) below, the Existing Credit Agreement is hereby amended (the “Signing Date Amendments”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages attached hereto as Exhibit B.

3.            Effective Date Amendments.

a)            Subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 8(ii) below, the Credit Agreement is hereby amended (the “Effective Date Amendments”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages attached hereto as Exhibit C.

4.            Auction of B Term Loans.

(a)  On the Amendment Signing Date, pursuant to Section 2.15 of the Credit Agreement, the Borrower shall conduct an Auction with respect to the B Term Loans outstanding under the Credit Agreement (the “First Amendment Auction”) pursuant to the terms set forth in the Auction Notice attached hereto as Annex B (the “First Amendment Auction Notice”). As set forth in the First Amendment Auction Notice, the Borrower is offering to purchase B Term Loans in an aggregate amount up to $150,000,000 with a premium range of 113% to 120% of par value (the “Premium Range”). The Borrower hereby agrees to purchase all Term Loans constituting Qualifying Bids (as defined in Schedule 2.15 of the Credit Agreement) from the Participating Term Loan Lenders (as defined below) (or its successors and assigns) in accordance with the procedures set forth in the First Amendment Auction Notice; provided that the aggregate principal amount of Term Loans that the Borrower is required to purchase pursuant to the First Amendment Auction shall not exceed $150,000,000.

(b)  In connection with the First Amendment Auction, each B Term Loan Lender wishing to participate in the First Amendment Auction shall, prior to the 2:00 p.m. (New York time) on June 12, 2020 (the “Auction Deadline”) provide a Return Bid for the First Amendment Auction in the form attached hereto as Annex C by delivering an executed Return Bid by electronic mail to iGamingJune20@Lendamend.com or online via LendAmend (www.LendAmend.com) (each B Term Loan Lender in such capacity, a “Participating Term Loan Lender”). In addition to the Return Bid, the Participating Term Loan Lenders must execute and deliver, to be held by the Agent, an assignment and acceptance in the form attached hereto as Annex D prior to the Auction Deadline (each, an “Assignment and Acceptance”). Each executed Assignment and Acceptance shall be irrevocable and binding on the assignor party thereto, but shall be subject to the termination provisions set forth in Section 4(d) below and the assignment provisions set forth in Section 5(d) below.

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(c)  With respect to all the purchases of B Term Loans made by Borrower pursuant to the First Amendment Auction (the “First Amendment Purchased Loans”), (x) Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the First Amendment Purchased Loans up to, but not including (if paid prior to 2:00 p.m. (New York City time)) the settlement date of such purchase and (y) such purchases (and the payments made by Borrower and the cancellation of the First Amendment Purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of the Amended Credit Agreement and, for the avoidance of doubt, shall not be subject to the prepayment premium set forth in Section 2.4(g) of the Amended Credit Agreement.

(d)  Notwithstanding anything in Section 2.15 of the Credit Agreement to the contrary, the Agent, Borrower and the First Amendment Consenting Lenders hereby agree that the First Amendment Auction and each Assignment and Acceptance executed in connection therewith shall automatically terminate on the date that is one day after the Auction Outside Date (as defined below) if each of (x) the First Amendment Signing Date and (y) the Amendment Effective Date has not occurred on or prior to the day that is the earlier of (i) the date the Borrower notifies Agent in writing that it does not intend to execute the First Amendment Transaction or that the Borrower or Parent, as applicable, will not satisfy the conditions set forth in Section 8(ii) of the Amendment and (ii) December 31, 2020 (the “Auction Outside Date”).

(e)  Without limiting the provisions set forth in Section 2.15(c) of the Amended Credit Agreement, Agent and the First Amendment Consenting Lenders party hereto hereby consent to the First Amendment Auction and the other transactions contemplated by this Section 4 (provided that no B Term Lender shall have an obligation to participate in the First Amendment Auction) and hereby waive the requirements of any provision of the Amended Credit Agreement or any other Loan Document that may otherwise prohibit or conflict with the First Amendment Auction or any other transaction contemplated by this Section 4 and Section 2.15 of the Amended Credit Agreement or result in a Default or an Event of Default as a result of the First Amendment Auction or purchase of B Term Loans pursuant to this Section 4 and Section 2.15 of the Amended Credit Agreement. The Auction Manager acting in its capacity as such hereunder and under the Amended Credit Agreement shall be entitled to the benefits of the provisions of Sections 10.3 and 15 of the Amended Credit Agreement mutatis mutandis as if each reference therein to “Agent” were a reference to the Auction Manager, and Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

5.            Establishment of Tranche of Buyback Term Loans.

(a)  Subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 8(i) below, it is hereby established under the Credit Agreement a new tranche of Term Loans (such Term Loans, collectively, the “2020 Buyback Term Loans”) having the terms set forth in this Amendment and the Amended Credit Agreement, and all references in the Credit Agreement and Amended Credit Agreement, as applicable, to B Term Loans shall include, without limitation, the 2020 Buyback Term Loans. The 2020 Buyback Term Loans shall be denominated in Dollars. The 2020 Buyback Term Loans shall have the same terms as the 2020 Initial Tem Loans (as defined below) in all respects, except the 2020 Buyback Term Loans shall be subject to an executed Assignment and Acceptance with the Borrower.

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(b)  Each Participating Term Loan Lender that executes and delivers to Agent a Return Bid pursuant to Section 4 of this Amendment irrevocably agrees to convert the aggregate principal amount of its Existing Term Loans set forth in the Assignment and Acceptance countersigned by Agent on the date of the Auction Deadline (such date the “First Amendment Auction Date”) into an equal principal amount of 2020 Buyback Term Loans (such conversion, the “2020 Conversion”). Each Participating Term Loan Lender, by execution and delivery of a Return Bid on or prior to the Auction Deadline, hereby agrees that on the First Amendment Auction Date the aggregate principal amount of Existing Term Loans held by such Participating Term Loan Lender set forth in the Assignment and Acceptance countersigned by Agent on the First Amendment Auction Date shall automatically (and without any further action on the part of any party to this Amendment or the Existing Credit Agreement) be converted into and reclassified to become an equal principal amount of 2020 Buyback Term Loans. After giving effect to the 2020 Conversion, the aggregate principal amount of all such 2020 Buyback Term Loans held by a Participating Term Loan Lender shall equal the aggregate principal amount of Existing Term Loans held by such Participating Term Loan Lender as set forth in the Assignment and Acceptance countersigned by Agent on the First Amendment Auction Date immediately prior to the 2020 Conversion. All Existing Term Loans that are not converted into 2020 Buyback Term Loans pursuant to the 2020 Conversion will, after giving effect to this Amendment on the First Amendment Auction Date, remain outstanding as B Term Loans (the “2020 Initial Term Loans”) with the maturity date and interest rate in effect immediately prior to the effectiveness of this Amendment and subject to the terms of the Credit Agreement or Amended Credit Agreement, as applicable.

(c)  Each Participating Term Loan Lender, by execution and delivery of a Return Bid on or prior to the Auction Deadline, hereby agrees that, if the Amendment Effective Date does not occur on or prior to the First Amendment Outside Date, on the First Amendment Outside Date the aggregate principal amount of 2020 Buyback Term Loans held by such Participating Term Loan Lender set forth in the Assignment and Acceptance countersigned by Agent on the First Amendment Auction Date shall automatically (and without any further action on the part of any party to this Amendment or the Credit Agreement) be converted into and reclassified to become an equal principal amount of 2020 Initial Term Loans (such conversion, the “First Amendment Outside Date Conversion” and such converted 2020 Buyback Term Loans, the “Outside Date Converted Term Loans”). Each of the parties hereto hereby agrees that, in connection with the First Amendment Outside Date Conversion, the Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Outside Date Converted Term Loans converted pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as 2020 Initial Term Loans) (such amendments, the “Outside Date Amendment”). Any Outside Date Amendment may, without the consent of any other Lenders, effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Borrower, to effect the provisions of this Section 4(e). The First Amendment Consenting Lenders (constituting the Required Lenders under the Existing Credit Agreement) consent to the Loan Parties entering into and authorize, instruct and direct the Agent to enter into the Outside Date Amendment.

(d)  Each of the parties hereto and each Participating Term Loan Lender agrees that any Lender may assign to one or more Assignees all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender under the Loan Documents with respect to the 2020 Buyback Term Loans subject to the terms and conditions set forth in Section 13.1 of the Credit Agreement; provided, however that such assignment shall be subject to the delivery to Agent of a duly executed assignment and acceptance agreement in the form of Exhibit D attached hereto.

6.            Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment in the manner provided herein, each Loan Party represents and warrants to the other parties hereto that the following statements are true and correct:

(a)  all of the representations and warranties of each Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the date hereof and will be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the First Amendment Signing Date, both immediately before and immediately after giving effect to the Amendment, as though made on and as of the First Amendment Signing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date);

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(b)  the transactions contemplated by this Amendment are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders;

(c)  this Amendment has been duly authorized by all necessary organizational action on the part of each Loan Party and this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d)  as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Loan Party, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, except, in the case of any order, judgment or decree of any such court or Governmental Authority, to the extent such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (ii) conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, or require any consent or approval under any indenture or other agreement or instrument binding upon such Loan Party except, (I) in the case of any such conflict, breach or default, to the extent that such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change or (II) in the case of any such consents or approvals, (x) consents or approvals that have been obtained and are still in force and effect, or (y) consents or approvals, the failure to obtain which, could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change or (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens; and

(e)  as of the First Amendment Signing Date and immediately after giving effect to this Amendment on such date, no Default or Event of Default has occurred and is continuing.

7.            Additional Agreements. Each Person that executes and delivers a signature page to this Amendment in the capacity of a First Amendment Consenting Lender irrevocably consents to the terms of this Amendment, the Credit Agreement and the Amended Credit Agreement.

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8.            Conditions to Effectiveness.

(i) The effectiveness of this Amendment (other than Section 3 of this Amendment) is subject to due execution and satisfaction (or waiver by the Agent, the Required Lenders and each First Amendment Consenting Lender) of the following conditions (the date on which all such conditions are so satisfied (or waived) is referred to herein as the “First Amendment Signing Date”):

(a)  the Agent’s receipt of (x) Consents duly executed by Lenders collectively constituting at least the Required Lenders and (y) counterparts of this Amendment duly executed by Parent, the Borrower, each other Loan Party and the Agent and

(b)  Parent and the Borrower shall have paid to the Agent all fees, costs and expenses due and payable under this Amendment (including under Section 12 hereof).

(ii) The effectiveness of Section 3 of this Amendment is subject to the due execution and satisfaction (or waiver by the Agent, the Required Lenders and each First Amendment Consenting Lender) of the following conditions (the date on which all such conditions are so satisfied (or waived) is referred to herein as the “Amendment Effective Date”):

(a)  Agent shall have received a certificate, dated as of the Amendment Effective Date, executed by a responsible officer of the Borrower, certifying that, as of the Amendment Effective Date, (i) the representations and warranties contained in this Amendment and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Change shall be true and correct in all respects) on and as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Change, in all respects) on and as of such earlier date; (ii) as of the Amendment Effective Date and immediately after giving effect to the Effective Date Amendments and the transactions set forth in this Amendment, no Default or Event of Default has occurred and is continuing; and (iii) this Amendment is effected in accordance with the terms of the Existing Credit Agreement;

(b)  Parent and the Borrower shall have paid to the Agent all fees, costs and expenses due and payable under this Amendment (including under Section 12 hereof) and, without duplication of any of the foregoing, under that certain Engagement Letter, dated as of June 11, 2020, by and between Jefferies and Borrower;

(c)  Agent shall have received (i) a certificate dated as of the Amendment Effective Date from the Secretary or an Assistant Secretary of Borrower attesting to the resolutions of Borrower’s Board of Directors (or, if applicable, a certification that there has been no change to the resolutions of Borrower previously delivered to the Agent on the Closing Date), (ii) copies of Borrower’s Governing Documents, certified by the Secretary or Assistant Secretary of Borrower (or, if applicable, a certification that there has been no change to Borrower’s Governing Documents previously delivered to the Agent on the Closing Date) and (iii) a certificate of status with respect to Borrower, dated within 30 days of the Amendment Effective Date (and a bring-down thereof on the Amendment Effective Date to the extent reasonably feasible), such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(d)  Agent shall have (i) received a certificate dated as of the Amendment Effective Date from the Secretary or an Assistant Secretary of each Guarantor attesting to the resolutions of such Guarantor’s Board of Directors (or, if applicable, a certification that there has been no change to the resolutions of such Guarantor previously delivered to the Agent on the Closing Date), (ii) copies of such Guarantor’s Governing Documents, certified by the Secretary or Assistant Secretary of such Guarantor (or, if applicable, a certification that there has been no change to such Guarantor’s Governing Documents previously delivered to the Agent on the Closing Date) and (iii) a certificate of status with respect to each Guarantor, dated within 30 days of the Amendment Effective Date (and, if available in any applicable jurisdiction, a bring-down thereof on the Amendment Effective Date or the Business Day immediately preceding the Amendment Effective Date), such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

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(e)  Agent shall have received opinions of (i) Haynes and Boone, LLP, special counsel for the Loan Parties and (ii) Brownstein Hyatt Farber Schreck, LLP, as special New Jersey counsel to Borrower;

(f)   substantially concurrently with and on the same day as the effectiveness of the Effective Date Amendments, the First Amendment Transactions shall have been consummated;

(g)  as of the Amendment Effective Date, the Borrower and its Restricted Subsidiaries shall have at least $80,000,000 of liquidity consisting of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries after giving effect to the First Amendment Transaction and the First Amendment Term Loan Buyback;

(h)   substantially concurrently with the effectiveness of the Effective Date Amendments, the Borrower shall have executed the First Amendment Term Loan Buyback;

(i)    substantially concurrently with the effectiveness of the Effective Date Amendments, Agent shall have received the A&R Parent Intercompany Note;

(j)    on or prior to the Amendment Effective Date, Parent shall have formed Intermediate Holdings (as defined in the Credit Agreement)

(k)    the Borrower and its Restricted Subsidiaries shall have no more than $70,000,000 of Consolidated Net Indebtedness as of the Amendment Effective Date; and

(l)     the First Amendment Signing Date shall have occurred;

provided that the Amendment Effective Date must have occurred prior to the day that is the earlier of (i) the date the Borrower notifies Agent in writing that it does not intend to execute the First Amendment Transaction or that the Borrower or Parent, as applicable, will not satisfy the conditions set forth in Section this Section 8(ii) and (ii) December 31, 2020 (such earlier date, the “First Amendment Outside Date”).

As used herein, “Consolidated Net Indebtedness” means, as of the date of determination, (a) Consolidated Indebtedness as of such date, minus (b) (x) the aggregate amount of unrestricted cash and Cash Equivalents owned by the Borrower or any of its Restricted Subsidiaries, as reflected on a consolidated balance sheet prepared as of such date in accordance with GAAP and (y) cash and Cash Equivalents restricted in favor of Agent.

As used herein, “Consolidated Indebtedness” means, at any time, the sum of (without duplication) (i) all Indebtedness of Borrower and its Restricted Subsidiaries (on a consolidated basis) at such time as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of the consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP, (ii) subject to the proviso hereof (to the extent applicable), all Indebtedness of Borrower and its Restricted Subsidiaries at such time of the types described in clauses (a) and (b) of the definition of Indebtedness and (iii) all Indebtedness of Borrower and its Restricted Subsidiaries at such time of the type described in clause (h) of the definition of Indebtedness in the Credit Agreement in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that, notwithstanding the foregoing, (w) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of Borrower or any of its Restricted Subsidiaries (but excluding, for the avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Indebtedness”, (x) the amount of Indebtedness in respect of Hedge Agreements shall not be included in any determination of “Consolidated Indebtedness”, (y) the amount of any unamortized original issue discount in respect of any Indebtedness shall not be included in any determination of “Consolidated Indebtedness” and (z) the amount of any Indebtedness consisting of the financing of insurance premiums shall not be included in any determination of “Consolidated Indebtedness”.

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9.            GOVERNING LAW. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.            Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by e-mail transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. A complete set of counterparts of this Amendment shall be lodged with Borrower and Agent. The words “execution”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.            Reference to and Limited Effect on the Existing Credit Agreement and the Other Loan Documents.

(a)  (i) On and after the First Amendment Signing Date, (x) each reference in the Credit Agreement, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and (y) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement and (ii) on and after the Amendment Effective Date, (x) each reference in the Amended Credit Agreement, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and (y) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b)  Except as specifically amended by this Amendment, the Existing Credit Agreement and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

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(c)  The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under, the Credit Agreement, the Amended Credit Agreement or any of the other Loan Documents.

(d)  Each Loan Party hereby (i) ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Existing Credit Agreement, the Credit Agreement, the Amended Credit Agreement and the other Loan Documents and (ii) acknowledges, ratifies and confirms that such liabilities, obligations and agreements constitute valid and existing Obligations under the Credit Agreement and the Amended Credit Agreement, in each case, to the extent such Loan Party is a party thereto. In addition, each Loan Party hereby ratifies, confirms and reaffirms (i) the liens and security interests granted, created and perfected under the Security Agreement and any other Loan Documents and (ii) that the Security Agreement and the other Loan Documents to which it is a party remain in full force and effect notwithstanding the effectiveness of this Amendment. This Amendment shall not constitute a modification of the Existing Credit Agreement, except as specified under Sections 2 and 3 hereto, or a course of dealing with the Agent or any Lender at variance with the Existing Credit Agreement such as to require further notice by the Agent or any Lender to require strict compliance with the terms of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. This Amendment contains the entire agreement among the Loan Parties and the First Amendment Consenting Lenders contemplated by this Amendment. No Loan Party has any knowledge of any challenge to the Agent’s or any Lender’s claims arising under the Loan Documents or the effectiveness of the Loan Documents. The Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations, or otherwise with respect to the Existing Credit Agreement or any other Loan Document, or to constitute a mutual departure from the strict terms, provisions and conditions of the Existing Credit Agreement or any other Loan Document other than with respect to the amendments set forth in Sections 2 and 3 hereof, or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.

(e)  Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Existing Credit Agreement effected pursuant to this Amendment.

(f)  Each Loan Party that is not the Borrower acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement.

(g)  The parties hereto acknowledge and agree that, for all purposes under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, this Amendment constitutes a “Loan Document” under and as defined in the Amended Credit Agreement.

12.            Expenses. The Borrower and Parent agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, reasonable legal fees and expenses.

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13.            Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

14.            Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

15.            Conflicts. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the Amended Credit Agreement, as applicable, or any of the other Loan Documents, the terms of this Amendment shall govern.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first written above.

Golden Nugget ONLINE Gaming, Inc., as Borrower

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President and Secretary

LANDRY’S FERTITTA, LLC, as Parent

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

JEFFERIES FINANCE LLC, as Agent

By:	/s/ J. R. Young
Name: J.R. Young
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

EXHIBIT C

AMENDED CREDIT AGREEMENT

[see attached]

CREDIT AGREEMENT

as modified on the Amendment Effective Date by the First Amendment, dated June 12, 2020 by and among

LANDRY’S FERTITTA, LLC,
as Parent,

~~GOLDEN NUGGET~~Golden Nugget ONLINE ~~GAMING~~Gaming, ~~INC~~Inc.
(f/k/a LANDRY’S FINANCE ACQUISITION CO.),
as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO,
as the Lenders,

JEFFERIES FINANCE LLC,
as Agent,

and

JEFFERIES FINANCE LLC,
Coöperatieve Rabobank U.A., New York Branch,
KeyBanc Capital Markets Inc.,
Citizens Bank, N.A.,

as Joint Arrangers,

Dated as of April 28, 2020

i

(continued)

	4.6	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	25
	4.7	Litigation	25
	4.8	Compliance with Laws	26
	4.9	Material Adverse Change	26
	4.10	Fraudulent Transfer	26
	4.11	Employee Benefits.	26
	4.12	Environmental Condition	27
	4.13	Intellectual Property	27
	4.14	Leases	27
	4.15	Gaming Matters	27
	4.16	Complete Disclosure	27
	4.17	Ability to be Licensed	28
	4.18	Patriot Act; FCPA	28
	4.19	Indebtedness	28
	4.20	Payment of Taxes	28
	4.21	Margin Stock	~~28~~29
	4.22	Governmental Regulation	29
	4.23	OFAC	29
	4.24	Labor Matters	29
	4.25	Agreements	29
	4.26	Insurance	29
	4.27	Status as EEA Financial Institution	29
	4.28	Compliance with Gaming and Liquor Laws	~~29~~30

5.	AFFIRMATIVE COVENANTS.		30

	5.1	Financial Statements, Reports, Certificates	30
	5.2	Collateral Reporting	30
	5.3	Existence	30
	5.4	Maintenance of Properties	30
	5.5	Taxes	~~30~~31
	5.6	Insurance	31
	5.7	Inspection	31
	5.8	Compliance with Laws	31
	5.9	Environmental	32
	5.10	Disclosure Updates	32
	5.11	Formation of Subsidiaries; Designation of Additional Restricted Subsidiaries	32
	5.12	Further Assurances	~~34~~35
	5.13	Lender Meetings	36
	5.14	[Reserved]	36
	5.15	Maintenance of Corporate Separateness	36
	5.16	Maintenance of Gaming Licenses	36

	5.17	[Reserved]	36

6.	NEGATIVE COVENANTS		36

	6.1	Indebtedness	36
	6.2	Liens	36
	6.3	Restrictions on Fundamental Changes	37
	6.4	Disposal of Assets	37

(continued)

	6.5	Change Name	37
	6.6	Nature of Business	37
	6.7	Prepayments and Amendments; etc.	38
	6.8	[Reserved]	39
	6.9	Restricted Junior Payments	39
	6.10	Accounting Methods	~~39~~40
	6.11	Investments	40
	6.12	Transactions with Affiliates	40
	6.13	Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	41
	6.14	Limitation on Issuance of Capital Stock	~~41~~42
	6.15	Use of Proceeds	42
	6.16	Sanctioned Persons and Anti-Terrorism	42
	6.17	Division	42

7.	[RESERVED]		42

8.	EVENTS OF DEFAULT.		42

9.	RIGHTS AND REMEDIES		45

	9.1	Rights and Remedies	45
	9.2	Remedies Cumulative	45

10.	WAIVERS; INDEMNIFICATION		45

	10.1	Demand; Protest; etc.	45
	10.2	The Lender Group’s Liability for Collateral	45
	10.3	Indemnification; Damage Waiver	46

11.	NOTICES		47

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.		48

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		49

	13.1	Assignments and Participations	49
	13.2	Successors	53

14.	AMENDMENTS; WAIVERS.		54

	14.1	Amendments and Waivers	54
	14.2	Replacement of Certain Lenders	56
	14.3	No Waivers; Cumulative Remedies	56

15.	AGENT; THE LENDER GROUP		~~56~~57

	15.1	Appointment and Authorization of Agent	~~56~~57
	15.2	Delegation of Duties	57
	15.3	Liability of Agent	~~57~~58
	15.4	Reliance by Agent	58

(continued)

	15.5	Notice of Default or Event of Default	58
	15.6	Credit Decision	~~58~~59
	15.7	Costs and Expenses; Indemnification	59
	15.8	Agent in Individual Capacity	60
	15.9	Successor Agent	60
	15.10	Lender in Individual Capacity	61
	15.11	Collateral and Guaranty Matters	61
	15.12	Restrictions on Actions by Lenders; Sharing of Payments	62
	15.13	Agency for Perfection	63
	15.14	Payments by Agent to the Lenders	63
	15.15	Concerning the Collateral and Related Loan Documents	63
	15.16	Name Agents	63

16.	WITHHOLDING TAXES		63

17.	GENERAL PROVISIONS.		~~66~~67

	17.1	Effectiveness	~~66~~67
	17.2	Section Headings	~~66~~67
	17.3	Interpretation	67
	17.4	Severability of Provisions	67
	17.5	Bank Product Providers	67
	17.6	Debtor-Creditor Relationship	~~67~~68
	17.7	Counterparts; Electronic Execution	~~67~~68
	17.8	Revival and Reinstatement of Obligations	68
	17.9	Confidentiality	69
	17.10	Lender Group Expenses	69
	17.11	Survival	~~69~~70
	17.12	USA PATRIOT Act, Etc.	70
	17.13	Integration	70
	17.14	Gaming Laws	70
	17.15	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	72
	17.16	Acknowledgment Regarding Any Supported QFCs	72
	17.17	Certain ERISA Matters	73

EXHIBITS AND SCHEDULES

Exhibit A	Form of Notice of Borrowing
Exhibit B-1	Form of Assignment and Acceptance (as amended by the First Amendment)
Exhibit B-2	Form of Affiliate Assignment and Acceptance (as amended by the First Amendment)
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Guaranty
Exhibit E	Form of Intercompany Subordination Agreement
Exhibit F	Form of LIBOR Notice
Exhibit G	Form of Post-Closing Agreement
Exhibit H	Form of Security Agreement
Exhibit I	Form of Solvency Certificate
Exhibit J-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Schedule A-1	Agent’s Account
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule G-1	Guarantors as of the Closing Date
Schedule G-2	Gaming Properties
Schedule I-2	Immaterial Subsidiaries as of the Closing Date
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule P-3	Primary Gaming Licenses
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 2.15	Dutch Auction Procedures ~~(as amended by the First Amendment)~~
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Parent and Borrower
Schedule 4.1(c)	Capitalization of Borrower’s Restricted Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(b)	Litigation
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Gaming Matters
Schedule 4.19(a)	Existing Indebtedness as of the Closing Date
Schedule 4.26	Insurance
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting

i

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of April 28, 2020, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), JEFFERIES FINANCE LLC, a Delaware limited liability company (“Jefferies Finance”), as the agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Agent”), LANDRY’S FERTITTA, LLC, a Texas limited liability company (“Parent”) and GOLDEN NUGGET ONLINE GAMING, INC. (f/k/a LANDRY’S FINANCE ACQUISITION CO.), a New Jersey corporation (“Borrower”).

W I T N E S S E T H

WHEREAS, Borrower has requested the Lenders to extend credit in the form of senior secured Term Loans on the Closing Date, in an aggregate principal amount of $300,000,000 and

WHEREAS, upon the terms and conditions set forth herein, the Lenders are willing to make available to Borrower the respective credit facilities provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           DEFINITIONS AND CONSTRUCTION.

1.1          Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2          Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, consistently applied, in each case, which are in effect on the Closing Date in the United States (“GAAP”). If at any time any change in GAAP would affect the computation of any financial ratio set forth in this Agreement or any other Loan Document, and Borrower or the Required Lenders shall so request, Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and Borrower); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and Borrower shall provide to Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of the chief financial officer of Borrower setting forth in reasonable detail the differences that would have resulted if such financial statements had been prepared without giving effect to such change. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3           Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4           Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all monetary Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Bank Product Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without requiring to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5           Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.6           [Reserved].

1.7           Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with loans that refinance in full or fully replace a Tranche of Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

1.8           Divisions. Any reference in this Agreement or any other Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, disposal, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation, limited partnership or trust, or an allocation of assets to a series of or one or more limited liability companies, limited partnerships, corporations or trusts, or the unwinding of such a division or allocation, as if it were a merger, transfer, consolidation, amalgamation, consolidation, disposal, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person (each a “Division”). Any Division of a limited liability company, corporation, limited partnership or trust shall be deemed to constitute the formation of a separate Person, and any such Division shall constitute a separate Person hereunder and under the other Loan Documents (and each Division of any limited liability company, corporation, limited partnership or trust that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

2.           LOAN AND TERMS OF PAYMENT.

2.1         [Reserved].

2.2         Term Loans.

(a)          Subject to the terms and conditions set forth in the Original Credit Agreement, on the Closing Date, each Lender with a B Term Loan Commitment made B Term Loans (as defined in the Original Credit Agreement) to Borrower in an aggregate principal amount equal to such Lender’s Pro Rata Share of the B Term Loan Amount.

(b)          [Reserved].

(c)          All principal of, interest on, and other amounts payable in respect of the 2020 Initial Term Loans shall constitute Obligations. Any principal amount of the 2020 Initial Term Loans that is repaid or prepaid may not be reborrowed. The outstanding unpaid principal balance and all accrued and unpaid interest on the 2020 Initial Term Loans (including, in each case, the unpaid principal balance of any installment due prior to such date) shall be due and payable on the earlier of (i) the 2020 Initial Term Loan Maturity Date and (ii) the date of the acceleration of the 2020 Initial Term Loans in accordance with the terms hereof.

(d)          All principal of, interest on, and other amounts payable in respect of the 2020 Buyback Term Loans shall constitute Obligations. Any principal amount of the 2020 Buyback Term Loans that is repaid or prepaid may not be reborrowed. The outstanding unpaid principal balance and all accrued and unpaid interest on the 2020 Buyback Term Loans (including, in each case, the unpaid principal balance of any installment due prior to such date) shall be due and payable on the earlier of (i) the 2020 Buyback Term Loan Maturity Date and (ii) the date of the acceleration of the 2020 Buyback Term Loans in accordance with the terms hereof.

(e)          All principal of, interest on, and other amounts payable in respect of the Other Term Loans of a given Tranche shall constitute Obligations. Any principal amount of the Other Term Loans of a given Tranche that is repaid or prepaid may not be reborrowed. The outstanding unpaid principal balance and all accrued and unpaid interest on the Other Term Loans of a given Tranche shall be due and payable on the earlier of (i) the maturity date for such Tranche of Other Term Loans provided in the Refinancing Amendment or Loan Modification Offer, as applicable, and (ii) the date of the acceleration of the Other Term Loans of such Tranche in accordance with the terms hereof.

2.3         Borrowing Procedures.

(a)          Procedure for Borrowing. Each incurrence of Loans shall be made by a written request by an Authorized Person of Borrower delivered to Agent. With respect to a Borrowing of Base Rate Loans, such request must be received by Agent no later than 12:00 p.m. (New York City time) on the Business Day that is the requested Funding Date. With respect to a Borrowing of LIBOR Rate Loans, such request must be received by Agent no later than 3:00 p.m. (New York City time) 3 Business Days prior to the date that is the requested Funding Date. Each such request (each, a “Notice of Borrowing”), except as otherwise expressly provided herein, shall be irrevocable and in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the requested Funding Date (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute B Term Loans, or Other Term Loans of the applicable Tranche, and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Rate Loans and, if LIBOR Rate Loans, the initial Interest Period to be applicable thereto. Each 2020 Buyback Term Loan shall initially be deemed to be a LIBOR Rate Loan with an initial Interest Period equal to the remaining duration (as of the First Amendment Signing Date) of the Interest Period applicable to the Existing Term Loans (as defined in the First Amendment) from which such 2020 Buyback Term Loans were converted. Each 2020 Initial Term Loan shall initially be deemed to be a LIBOR Rate Loan with the Interest Period in effect under the Original Credit Agreement immediately prior to the First Amendment Signing Date. Agent shall promptly give each Lender which is required to make Loans of the respective Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person of Borrower may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b)         Minimum Borrowing Amounts. The aggregate principal amount of each Borrowing of Base Rate Loans and LIBOR Rate Loans under a specified Tranche shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 10 Borrowings of LIBOR Rate Loans in the aggregate for all Tranches of Loans (or such greater number of Borrowings of LIBOR Rate Loans as may be agreed to from time to time by Agent).

(c)          Disbursement of Funds.

(i)           Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in Dollars and in immediately available funds, to Agent’s Account, not later than 1:00 p.m. (New York City time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Loan, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account.

(ii)          Unless Agent receives notice from a Lender prior to 9:00 a.m. (New York City time) on the date of a Borrowing (or 1:00 p.m. (New York City time) on the date of a Borrowing with respect to Base Rate Loans to be made on same day notice) that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each such Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in Dollars and in immediately available funds and if Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Loan on the Funding Date for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Borrowing. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

(d)          Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Loans owing to each Lender, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(e)          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(A)            notwithstanding anything to the contrary contained herein, any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) may, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated non-interest bearing account and, subject to any requirements of applicable law, be applied at such time or times as may be determined by Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder, (ii) second, [reserved], (iii) third, [reserved], (iv) fourth, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, and Agent shall apply such amounts to fund such Defaulting Lender’s share of future funding obligations under this Agreement, (v) fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 3.1 are satisfied or waived, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (A) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(B)            in the event that Agent and Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender then that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender.

(f)          Independent Obligations. All Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4         Payments; Reductions of Commitments; Prepayments.

(a)          Payments by Borrower.

(i)            Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)           Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in Dollars and in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)          Apportionment and Application.

(i)           So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders or pursuant to Section 2.15, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders entitled thereto (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(ii), Section 2.4(b)(iv) and Section 2.4(e)) such payments shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of Loans outstanding and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii)          At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)           first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due and payable to Agent in its capacity as such under the Loan Documents, until paid in full,

(B)            second, to pay any fees or premiums then due and payable to Agent in its capacity as such under the Loan Documents until paid in full,

(C)           third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due and payable to any of the Lenders and Bank Product Providers under the Loan Documents and the Bank Product Agreements, until paid in full,

(D)           fourth, ratably, (i) to pay any fees or premiums then due and payable to any of the Lenders under the Loan Documents until paid in full and (ii) to pay any fees (other than breakage, termination or similar payments) then due and payable to any of the Bank Product Providers under the Bank Product Agreements until paid in full,

(E)           fifth, ratably, (i) to pay interest accrued in respect of the Loans until paid in full and (ii) to pay any interest or other scheduled periodic payments accrued in respect of the Bank Products until paid in full,

(F)           sixth, ratably, (i) to pay the principal of all outstanding Term Loans (in the inverse order of the maturity of the installments due thereunder) until each Term Loan is paid in full and (ii) to pay any principal, breakage, termination or similar payments in respect of the Bank Products until paid in full, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the Bank Product Providers and applied by the Bank Product Providers to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the Bank Product Providers as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),

(G)           seventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders on a ratable basis,

(H)           eighth, ratably to pay any Obligations owed to Lenders, and Defaulting Lenders

(I)            ninth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law or as a court of competent jurisdiction may direct.

(iii)         Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv)         In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v)          For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, accrued and unpaid default interest, accrued and unpaid interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)         In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(e) and this Section 2.4, then the provisions of Section 2.3(e) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)          Reduction of Commitments.

(i)           [Reserved].

(ii)          Term Loan Commitments. The Other Term Commitments of an applicable Tranche shall terminate upon the making of the Other Term Loans of such Tranche on the Funding Date thereof.

(d)          Optional Prepayments.

(i)           [Reserved].

(ii)          Term Loans. Borrower may prepay the principal of the Term Loans, in whole or in part without penalty or premium (except as otherwise provided in Section 2.4(e)(iv) and Section 2.4(g)). Each prepayment made pursuant to this Section 2.4(d)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment (i) shall be allocated among each of the outstanding Tranches of Term Loans on a pro rata basis, with each Tranche of outstanding Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment (unless the Lenders under such Tranche have elected to receive less than their pro rata share thereof as provided in a Refinancing Amendment or a Loan Modification Offer), and (ii) to the extent allocated to a Tranche of Term Loans, shall be applied against the remaining installments of principal due on such Tranche of Term Loans in the manner directed by Borrower at the time of the respective prepayment (and, in the absence of any such direction, in direct order of maturity) (for the avoidance of doubt, any amount that is due and payable on a Term Loan Maturity Date for such Tranche of Term Loans shall constitute an installment).

Each optional prepayment of Loans under this Section 2.4(d) shall be made by Borrower on the following terms and conditions: (i) Borrower shall give Agent prior to 3:00 p.m. (New York City time) (x) at least 1 Business Day prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (y) at least 3 Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Rate Loans, which notice (in each case) shall specify the applicable Tranche of Term Loans that shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Rate Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Rate Loans were made, and which notice Agent shall promptly transmit to each of the Lenders; and (ii) each partial prepayment of Term Loans pursuant to this Section 2.4(d) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to Agent in any given case), provided that if any partial prepayment of LIBOR Rate Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of LIBOR Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of LIBOR Rate Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by Borrower shall have no force or effect. A notice of prepayment pursuant to this Section 2.4(d) shall be irrevocable; provided, however, a notice of prepayment of all outstanding Loans pursuant to this Section 2.4(d)  may state that such notice is conditioned upon the effectiveness of other credit facilities the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied (although any such revocation shall not affect Borrower’s obligations pursuant to Section 2.12(b)).

(e)          Mandatory Prepayments.

(i)            Dispositions. Within 3 Business Days after the date of receipt by Parent or any of its Restricted Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Restricted Subsidiaries of assets (including casualty losses or condemnations, but excluding sales or dispositions which qualify as Permitted Dispositions under clause (a), (b), (c), (d), (g), (h), (i), (j), (k) or (m) of the definition of Permitted Dispositions, but in any event 100% of the Net Cash Proceeds received by Parent or any of its Restricted Subsidiaries in connection with a Change of Control), Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that so long as (A) no Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrower shall have given Agent prior written notice of Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets (other than working capital assets) useful in the business of Borrower and its Restricted Subsidiaries that are Loan Parties (and, in the case of monies received in connection with a sale or disposition by a Restricted Subsidiary of Borrower that is not a Loan Party, Borrower’s Restricted Subsidiaries that are not Loan Parties) and (C) Borrower or its Restricted Subsidiaries, as applicable, complete such replacement, purchase, or construction within 365 days after the initial receipt of such monies, then Borrower or the Restricted Subsidiary whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets (other than working capital assets) useful in the business of Borrower and its Restricted Subsidiaries that are Loan Parties (and, in the case of monies received in connection with a sale or disposition by a Restricted Subsidiary that is not a Loan Party, its Restricted Subsidiaries that are not Loan Parties) unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts not theretofore used to effect such replacement, purchase, or construction shall be paid to Agent and applied in accordance with Section 2.4(f); and, provided further, that Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase any other term Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans to the extent such other term Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other term Indebtedness requires such a prepayment or repurchase thereof with such Net Cash Proceeds, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other term Indebtedness and the denominator of which is the aggregate outstanding principal amount of Loans and such other term Indebtedness.

(ii)           Indebtedness. Within 3 Business Days after the date of incurrence by Parent or any of its Restricted Subsidiaries of any Indebtedness, other than Permitted Indebtedness (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Loans), Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.4(e)(ii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement or the other Loan Documents.

(iii)          [Reserved].

(iv)          Change of Control.

(A)         Upon the occurrence of a Change of Control, the Borrower shall offer to redeem all outstanding Term Loans pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to the outstanding principal amount of the Term Loans as to which Lenders have not declined prepayment in accordance with Section 2.4(h), plus (x) 1.00% of the aggregate principal amount of the Term Loans prepaid (the “Change of Control Premium”) and (y) accrued and unpaid interest to the date of such prepayment. The Borrower will make the Change of Control Offer by delivering a prepayment notice in writing to the Agent in accordance with Section 2.4(e)(iv)(B) no less than ten (10) Business Days prior to the occurrence of a Change of Control, specifying the “Change of Control Payment Date” (which such date shall be concurrent with such Change of Control).

(B)          Such “prepayment notice” shall mean a notice delivered to Agent stating:

(i)            that a Change of Control is contemplated and all or a portion of such Term Loans may be prepaid in cash in an amount equal to the outstanding principal amount with respect to the Term Loans or portions thereof to be prepaid (plus the Change of Control Premium), plus accrued and unpaid interest to the date of prepayment;

(ii)           in reasonable detail, the circumstances and relevant facts regarding such Change of Control;

(iii)          the prepayment date (which shall be the effective date of the Change of Control); and

(iv)         that the Lenders electing not to have any Term Loans prepaid pursuant to such prepayment will be required to notify the Agent in accordance with Section 2.4(h).

(C)          By 2:00 p.m. (New York City time) on the Change of Control Payment Date, the Borrower shall, (1) prepay all Term Loans or portions thereof that have not been elected to be not prepaid pursuant to Section 2.4(h) and (2) pay in immediately available funds an amount equal to the outstanding amount of all such Term Loans or portions thereof to be prepaid plus the Change of Control Premium and accrued and unpaid interest to the date of redemption.

(D)         Borrower shall not be required to make a Change of Control Offer following a Change of Control if, on Borrower’s behalf, Parent, Intermediate Holdings (as defined below) or a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.4(e)(iv) applicable to a Change of Control Offer made by Borrower and purchases all of the Term Loans validly offered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(E)          In the event that a Change of Control does not occur on the date specified for prepayment, the prepayment shall be deferred until and shall be made on the date on which such Change of Control actually occurs. Borrower shall keep the Agent reasonably and timely informed of any such deferral and the date on which the Change of Control is expected to occur.

(v)          Golden Nugget Note Payments. Within 3 Business Days after the date of receipt by Parent or any of its Restricted Subsidiaries of any amounts received in payment of the principal indebtedness owed to the Parent under the Golden Nugget Note, other than, subject to the execution of the First Amendment Term Loan Buybacks and the occurrence of the First Amendment Effective Date, amounts received in connection with the payment of the First Amendment Golden Nugget Note Payment, Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with Section 2.4(f) in an amount equal to 100% of such amounts received.

(f)           Application of Payments. Each prepayment pursuant to Section 2.4(e)(i), Section 2.4(e)(ii) or Section 2.4(e)(v) shall (A) so long as no Application Event shall have occurred and be continuing, be applied, without penalty or premium (except as otherwise provided in Section 2.4(g)), to the outstanding principal amount of the Term Loans until paid in full and with each prepayment of Term Loans pursuant to this clause (A) to be accompanied by the payment of accrued interest thereon to the date of such prepayment on the amount prepaid, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each such prepayment of the Term Loans (i) shall be allocated among each of the outstanding Tranches of Term Loans on a pro rata basis, with each Tranche of outstanding Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment (unless the Lenders under such Tranche have elected to receive less than their pro rata share thereof as provided in a Refinancing Amendment or a Loan Modification Offer), and (ii) to the extent allocated to a Tranche of Term Loans, shall be applied against the remaining installments of principal of such Tranche of Term Loans on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on a Term Loan Maturity Date for such Tranche of Term Loans shall constitute an installment).

(g)          Prepayment Premium. At any time on or before the 24-month anniversary of the Closing Date (the “Make Whole Premium Period”), the Borrower may prepay the B Term Loans (including pursuant to Section 2.18(b) or Section 14.2 as a result of, or in connection with, any Lender not agreeing or otherwise consenting to any waiver, consent or amendment in connection with a Repricing Event or acceleration) subject to the payment of the Make Whole Amount applicable to such prepayment. In the event all or any portion of the B Term Loans are repaid (including pursuant to Section 2.18(b) or Section 14.2 as a result of, or in connection with, any Lender not agreeing or otherwise consenting to any waiver, consent or amendment in connection with a Repricing Event or acceleration), repriced or effectively refinanced through any amendment of the B Term Loans or accelerated for any reason after the Make Whole Premium Period and on or prior to the 30-month anniversary of the Closing Date, such repayments, repricings or acceleration will be made at 107.0% of the amount repaid, repriced or accelerated; provided that mandatory prepayments of Term Loans made pursuant to Section 2.4(e)(i) and Section 2.4(e)(iv), shall not be subject to the prepayment premium contained in this Section 2.4(g).

(h)          Lender Opt-Out.

(i)            With respect to any prepayment of the B Term Loans pursuant to Section 2.4(e)(iv), any Lender may decline to accept the applicable Change of Control Offer by providing written notice to Agent no later than five (5) Business Days after the date of such Lender’s receipt of the applicable prepayment notice referenced in Section 2.4(e)(iv). If any Lender does not give such a notice to Agent on or prior to such fifth Business Day informing Agent that it declines to accept the applicable prepayment in connection with such Change of Control Offer, then such Lender will be deemed to have accepted such prepayment.

(ii)           In the event that the Borrower is required to prepay the B Term Loans pursuant to Section 2.4(e)(i) and Section 2.4(e)(v), not less than three (3) Business Days prior to the date on which the Borrower is required to make such mandatory prepayment, the Borrower will notify the Agent in writing of the amount of such prepayment, and the Agent will promptly furnish such notice to each Lender holding an outstanding B Term Loan. Any Lender may decline to accept the applicable prepayment by providing written notice to Agent no later than one (1) Business Day after the date of such Lender’s receipt of the applicable prepayment notice. If any Lender does not give a notice to Agent on or prior to such fifth Business Day informing Agent that it declines to accept the applicable prepayment in connection with such prepayment offer, then such Lender will be deemed to have accepted such prepayment.

2.5          [Reserved].

2.6          Interest Rates: Rates, Payments, and Calculations.

(a)          Interest Rates. Except as provided in Section 2.6(c), all outstanding Loans shall bear interest on the Daily Balance thereof as follows:

(i)            in the case of a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate for the respective Interest Period for such LIBOR Rate Loan plus the applicable LIBOR Rate Margin as in effect on such day, and

(ii)           in the case of a Base Rate Loan, at a per annum rate equal to the Base Rate plus the applicable Base Rate Margin each as in effect on such day.

(b)          [Reserved].

(c)          Default Rate. (i)(x) Upon the occurrence and during the continuation of an Event of Default under Section 8.1, Section 8.4 or Section 8.5, and (y) at the election of the Required Lenders upon the occurrence and during the continuation of any other Event of Default (written notice of such election to be given by Agent to Borrower as promptly as practicable after receipt of written instructions from the Required Lenders), all outstanding Loans shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

(ii)           Without duplication of any amounts payable under clause (c)(i) above, (x) overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest on the Daily Balance thereof at a rate per annum equal to 2 percentage points above the per annum rate otherwise applicable to such Loan and (y) all other overdue Obligations shall bear interest on the Daily Balance thereof at a rate per annum equal to 2 percentage points above the interest rate otherwise applicable to Loans that are maintained as Base Rate Loans hereunder from time to time.

All interest accrued pursuant to this Section 2.6(c) (including interest on past due interest) shall be payable on demand.

(d)          Payment. Except to the extent provided to the contrary in the Fee Letter, Section 2.2(c), Section 2.2(d), Section 2.4(d)(ii), Section 2.4(g), Section 2.6(c) or in Section 2.12(a), all interest, all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the last day of each March, June, September and December at any time that Obligations or Commitments are outstanding; provided that if such last day falls on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day. Subject to the notice requirement provided in Section 2.7 (to the extent such notice is required), Borrower hereby authorizes Agent, and Agent may (but shall have no obligation to), from time to time charge all accrued and unpaid interest and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses and Lender Group Expenses (in each case, as and when incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (other than any Bank Product Agreement or any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Loans that are Base Rate Loans.

(e)           Computation. All interest and fees payable under the Loan Documents (other than interest with respect to Base Rate Loans based on clause (c) of the definition of Base Rate) shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. Interest with respect to Base Rate Loans based on clause (c) of the definition of Base Rate shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which the interest accrues.

(f)            Intent to Limit Charges to Maximum Lawful Rate. The Lender Group and all other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, or interest in excess of the Maximum Interest. No Loan Party, endorser, or other Person hereafter becoming liable for payment of any Obligation shall ever be liable to pay interest thereon in excess of the Maximum Interest, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. If (i) the maturity of any Obligation is accelerated for any reason, (ii) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Interest, or (iii) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys that are determined to constitute interest which would otherwise increase the interest and other amounts deemed interest on any or all of the Obligations to an amount in excess of the Maximum Interest, then all sums determined to constitute interest in excess of the Maximum Interest shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrower upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Interest, the Lender Group and Loan Parties shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude the voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing Obligations in accordance with the amounts outstanding from time to time thereunder and the Maximum Interest in order to lawfully charge the Maximum Interest. If at any time mandatory provisions of law provide for the application of an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, at such time, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code; provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply. To the extent that the interest rate or rates otherwise payable under this Agreement plus any other amounts paid under this Agreement or any other Loan Document are limited under applicable law, each Lender agrees to limit the interest to which it is otherwise entitled to the Maximum Interest. Such limitation for each Lender for any period shall be in an amount equal to such Lender’s Pro Rata Share multiplied by the difference between the applicable interest rate under this Agreement and the Maximum Interest. For purposes of this calculation at any date of determination, any fees or charges included in the calculation of interest not directly related to a particular type of Obligation shall be allocated ratably to each Lender based upon the outstanding Obligations of each Lender compared to all Obligations. As provided in Section 12(a), this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing provisions are included solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of Texas law are in any way applicable to this Agreement, the other Loan Documents, or the Obligations.

2.7          Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Agent shall provide Borrower at least 2 Business Days’ notice prior to charging the Loan Account for any such payment item; provided that, should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated and may be charged against the Loan Account in accordance with Section 2.6(d). Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 2:00 p.m. (New York City time). If any payment item is received into Agent’s Account on a non-Business Day or after 2:00 p.m. (New York City time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8          Designated Account. Agent is authorized to make the Loans under this Agreement based upon telephonic or other instructions received from anyone believed by Agent in good faith to be an Authorized Person of Borrower or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Loans requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Loans requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9          Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with the Loans made by Agent or the Lenders to Borrower or for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account.

2.10        Fees. Borrower shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.,

2.11        [Reserved].

2.12        LIBOR Option.

(a)          Interest and Interest Payment Dates. Borrower shall have the option, subject to Section 2.12(b) (the “LIBOR Option”), to have interest on all or a portion of the Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate in lieu of having interest charged at the rate based upon the Base Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (ii) the date on which all or any portion of the respective Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. Unless the Required Lenders otherwise agree, at any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that any portion of the Loans bear interest at a rate based upon the LIBOR Rate.

(b)          LIBOR Election.

(i)            Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 3:00 p.m. (New York City time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Loans under a Tranche and an Interest Period pursuant to this Section 2.12(b) shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (New York City time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Affected Lenders.

(ii)           Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing, LIBOR Notice or prepayment notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail the calculation of any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrower, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrower shall be obligated to pay any resulting Funding Losses.

(iii)          The aggregate number of LIBOR Rate Loans, and the minimum principal amount of each Loan under a Tranche subject to a LIBOR Option, shall be as set forth in Section 2.3(b).

(c)          Conversion. Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Parent’s and its Restricted Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii).

(d)          Special Provisions Applicable to LIBOR Rate.

(i)            The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any Dollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the Affected Lender shall give Borrower and Agent prompt written notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the Affected Lender, Borrower may, by notice to such Affected Lender (x) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (y) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)). Such statement shall be in reasonable detail and shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment. In no event will any such Lender be required to disclose any confidential or proprietary information in connection with such statement. Upon giving such a written notice, the Affected Lender shall be obligated to comply with Section 14.2.

(ii)           In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give written notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (x) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (y) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)          No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

(f)           Notwithstanding anything in this Agreement to the contrary, (x) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Closing Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of Section 2.12(d) and Section 2.13(a)).

(g)          Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if at any time Agent or Borrower determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary or (ii) the administrator of the LIBOR Rate or any applicable Governmental Authority has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then Agent and Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but without limiting the 1.00% floor in the definition of “LIBOR Rate”); provided, further, that (A) any such successor rate shall be applied by Agent in a manner consistent with market practice and (B) to the extent such market practice is not administratively feasible for Agent, such successor rate shall be applied in a manner as otherwise reasonably determined by Agent and Borrower. Notwithstanding anything to the contrary in Section 14.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, written notice from the Required Lenders stating that such Required Lenders object to such amendment. If no such alternate rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods) and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, Borrower may revoke any pending request for a Loan of, conversion to or continuation of, LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

2.13        Capital Requirements.

(a)           If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital, reserve or liquidity requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments or obligations hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 90 days prior to the date that such Lender notifies Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrower to obtain LIBOR Rate Loans, then Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, designate a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (and/or, to the extent provided in Section 14.2, those of a Holdout Lender or Tax Lender (a “Replacement Lender”)), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments within 5 Business Days of Borrower’s notice of such designation of a Replacement Lender, pursuant to an Assignment and Acceptance, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

2.14        [Reserved].

2.15        Reverse Dutch Auction Repurchases.

(a)          Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Borrower or any Affiliate of Borrower (other than Intermediate Holdings, Parent or any of its other Subsidiaries) may, at any time and from time to time after the Closing Date, conduct reverse Dutch auctions in order to purchase Term Loans (each, an “Auction” and each such Auction to be managed exclusively by an investment bank of recognized standing selected by Borrower or such Affiliate following consultation with Agent, in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i)           each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.15 and Schedule 2.15;

(ii)          except in connection with Term Loans purchased by an Affiliate of Borrower in any Auction, no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)         the minimum principal amount (calculated on the face amount thereof) of all Term Loans that Borrower or such Affiliate offers to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by Agent);

(iv)         [reserved];

(v)          the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Borrower or such Affiliate shall automatically be cancelled and retired by Borrower or such Affiliate on the settlement date of the relevant purchase (and may not be resold);

(vi)         no more than one Auction may be ongoing at any one time;

(vii)        no more than five Auctions may be effected in any twelve month period (unless a higher number is agreed to by Agent);

(viii)       each Auction shall be open and offered to all Lenders of the relevant Tranche of Term Loans on a pro rata basis;

(ix)          Borrower or such Affiliate represents and warrants that, as of the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction, no Loan Party or such Affiliate (as applicable) shall have any MNPI that both (A) has not been previously disclosed in writing to Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) would reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Auction and the Affiliate Assignment and Acceptance pursuant to which such Term Loans are to be purchased shall contain a representation and warranty by such Loan Party or Affiliate (as applicable) that such Loan Party or Affiliate does not have any such MNPI or if Borrower or such Affiliate is unable to make such representation, all parties to the relevant transaction shall render customary “big boy” disclaimer letters;

(x)           except in connection with Term Loans purchased by an Affiliate of Borrower in any Auction, the Minimum Liquidity Condition has been satisfied at such time and immediately after giving effect to the purchase of Term Loans pursuant to such Auction;

(xi)          [reserved]; and

(xii)         at the time of each purchase of Term Loans through an Auction, Borrower and, in the case of any purchase of Term Loans by an Affiliate of Borrower in any Auction, such Affiliate shall have delivered to the Auction Manager and Agent an officer’s certificate of an Authorized Person of Borrower and (if applicable) such Affiliate certifying as to compliance with (to the extent that such compliance is required by) preceding clauses (ii), (v), (x) and (xi) and containing the calculations (in reasonable detail) required by preceding clauses (iv) and (x).

(b)          Borrower or the applicable Affiliate of Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. If Borrower or the applicable Affiliate of Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement Borrower or such Affiliate reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then Borrower or such Affiliate shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made by Borrower or the applicable Affiliate of Borrower pursuant to this Section 2.15, (x) Borrower or such Affiliate shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to, but not including (if paid prior to 2:00 p.m. (New York City time)) the settlement date of such purchase and (y) such purchases (and the payments made by Borrower or such Affiliate and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.15 shall be applied to reduce the remaining scheduled repayments of such Tranche of Term Loans of the applicable Lenders being repaid in inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the respective Term Loan Maturity Date for such Tranche of Term Loans shall constitute a scheduled repayment)).

(c)           Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.15 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (it being understood and acknowledged that purchases of the Term Loans by Borrower contemplated by this Section 2.15 shall not constitute Investments by Borrower) or any other Loan Document that may otherwise prohibit or conflict with any Auction or any other transaction contemplated by this Section 2.15 or result in a Default or an Event of Default as a result of the Auction or purchase of Term Loans pursuant to this Section 2.15. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Sections 10.3 and 15 mutatis mutandis as if each reference therein to “Agent” were a reference to the Auction Manager, and Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.16        Open Market Purchases. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Borrower or any Affiliate of Borrower (other than Intermediate Holdings, Parent or any of its other Subsidiaries) may, at any time and from time to time after the Closing Date, make open market purchases of Term Loans (each, an “Open Market Purchase”), so long as (a) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Borrower or such Affiliate shall automatically be cancelled and retired by Borrower or such Affiliate on the settlement date of the relevant Open Market Purchase (and may not be resold) and Borrower or such Affiliate shall have delivered evidence thereof reasonably satisfactory to Agent of such cancellation and retirement, (b) the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.16 shall be applied to reduce the remaining scheduled repayments of such Tranche of Term Loans of the applicable Lenders in inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the respective Term Loan Maturity Date for such Tranche of Term Loans shall constitute a scheduled repayment), (c) the Affiliate Assignment and Acceptance pursuant to which such Term Loans are to be purchased shall contain a representation and warranty by such Affiliate that such Affiliate does not have any MNPI that both (i) has not been previously disclosed in writing to Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (ii) would reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in such Open Market Purchase or, if such Affiliate is unable to make such representation, all parties to the relevant transaction shall render customary “big boy” disclaimer letters, (d) except in connection with Term Loans purchased by an Affiliate of Borrower in any Open Market Purchase, the Minimum Liquidity Condition has been satisfied at such time and immediately after giving effect to the purchase of Term Loans pursuant to such Open Market Purchase, (e)  except in connection with Term Loans purchased by an Affiliate of Borrower, no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loans and (f) at the time of each purchase of Term Loans pursuant to this Section 2.16, Borrower or the respective Affiliate shall have delivered to Agent an officer’s certificate of Borrower or such Affiliate certifying as to compliance with the provisions of this Section 2.16.

2.17        Refinancing Amendments.

(a)           Borrower may obtain, from any Lender or any New Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans), in the form of Other Term Loans or Other Term Commitments; provided that (i) such Credit Agreement Refinancing Indebtedness will have such pricing (including interest, fees and premiums) and optional prepayment (or redemption) terms as may be agreed by Borrower and the Lenders thereof, but otherwise subject to the provisions of the definition of Credit Agreement Refinancing Indebtedness, and (ii) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of the Indebtedness being so refinanced or replaced, as the case may be. Each Tranche of Credit Agreement Refinancing Indebtedness incurred under this Section 2.17 shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Borrower, to effect the provisions of this Section 2.17.

(b)          Notwithstanding anything to the contrary, this Section 2.17 shall supersede any provisions in Section 14.1 or Section 15.12 to the contrary.

2.18        Loan Modification Offers.

(a)           Borrower may on one or more occasions, by written notice to Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Tranches (each Tranche subject to such a Loan Modification Offer, an “Affected Tranche”) to effect one or more Permitted Amendments relating to such Affected Tranche pursuant to procedures reasonably specified by Agent and reasonably acceptable to Borrower (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Tranche that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Tranche as to which such Lender’s acceptance has been made.

(b)           A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Borrower, each applicable Accepting Lender and Agent; provided that no Permitted Amendment shall become effective unless Borrower shall have delivered to Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by Agent in connection therewith. Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent, to give effect to the provisions of this Section 2.18, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Tranche” of loans and/or commitments hereunder.

(c)           If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”), then Borrower may, on notice to Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.1), all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Tranche to one or more Assignees (which Assignee may be another Lender, if a Lender accepts such assignment); provided that neither Agent nor any Lender shall have any obligation to Borrower to find a Replacement Lender; and, provided further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Tranche assigned by it pursuant to this Section 2.18(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Assignee (to the extent of such outstanding principal and accrued interest and fees), (c) unless waived by Agent, Borrower or such Assignee shall have paid to Agent the processing and recordation fee specified in Section 13.1(a), and (d) such Non-Accepting Lender shall be entitled to any prepayment fees or penalties from Borrower to the extent a fee or penalty would be due in respect of a prepayment of Term Loans pursuant to Section 2.4(g).

(d)           Notwithstanding anything to the contrary, this Section 2.18 shall supersede any provisions in Section 14.1 or Section 15.2 to the contrary.

3.	CONDITIONS; TERM OF AGREEMENT.

3.1          Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder on the Closing Date is subject to the fulfillment or waiver, to the satisfaction of Agent, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2          [Reserved].

3.3          Maturity. This Agreement shall continue in full force and effect for a term ending on the Latest Maturity Date, but only so long as all Obligations have been paid in full and all the Commitments have terminated on such Latest Maturity Date (and if such is not the case, this Agreement shall continue in full force and effect until all such Obligations have been paid in full and all Commitments have been terminated). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately upon the occurrence and during the continuation of an Event of Default in accordance with Section 9.1.

3.4          Effect of Maturity. On the Maturity Date for each Tranche of Loans, all commitments of the Lender Group to provide additional credit hereunder under such Tranche of Loans shall automatically be terminated (to the extent not theretofore terminated) and all of the Obligations in respect of such Tranche of Loans immediately shall become due and payable without notice or demand and Borrower shall be required to repay all such Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each of Parent and Borrower makes the following representations and warranties to the Lender Group, which representations and warranties shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Closing Date, and shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of the making of each Loan as though made on and as of the date of such Loan (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1          Due Organization and Qualification; Subsidiaries.

(a)           Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified and licensed to do business in any state where the failure to be so qualified individually or in the aggregate reasonably could be expected to result in a Material Adverse Change, and (iii) has all requisite organizational power and authority to own, lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)           Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized Capital Stock of each of Parent and Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of either Parent’s or Borrower’s Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

(c)           Set forth on Schedule 4.1(c) (as such Schedule may be further updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate list of the Loan Parties’ direct and indirect Restricted Subsidiaries, showing: (i) the number of shares of each class of Capital Stock authorized for each of such Restricted Subsidiaries, (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower and (iii) whether such Restricted Subsidiary is an Immaterial Subsidiary. All of the outstanding Capital Stock of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable.

(d)           Except as set forth on Schedule 4.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s Restricted Subsidiaries’ Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.1(c), neither Parent nor any of its Restricted Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower’s Restricted Subsidiaries’ Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

4.2          Due Authorization; No Conflict.

(a)           As to each Loan Party, the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary organizational action on the part of such Loan Party.

(b)           As to each Loan Party, the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate (x) subject to receipt of the approvals described on Schedule 4.15, any provision of federal, state, or local law or regulation applicable to such Loan Party (including any applicable Gaming Laws), (y) the Governing Documents of such Loan Party, or (z) any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, except, in the case of any order, judgment or decree of any such court or Governmental Authority, to the extent such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (ii) conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, or require any consent or approval under any indenture or other agreement or instrument binding upon such Loan Party except, (I) in the case of any such conflict, breach or default, to the extent that such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change or (II) in the case of any such consents or approvals, (x) consents or approvals that have been obtained and are still in force and effect, or (y) consents or approvals, the failure to obtain which, could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

4.3          Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (a) registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect, (b) filings and recordings with respect to the Collateral required to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date in accordance with the Loan Documents, (c) with respect to the grant of a security interest in the Capital Stock of Borrower, Parent or the Subsidiaries of either of them, those approvals still required to be obtained from the applicable Gaming Authorities of the State of Nevada as, and to the extent, set forth on Schedule 4.15, and (d) prior to the date that they are required to be made pursuant to the terms of the Loan Documents, other filings, recordings or other actions necessary to perfect Liens granted to Agent in Collateral.

4.4          Binding Obligations; Perfected Liens.

(a)           Each Loan Document (upon its execution and delivery in accordance with the terms hereof) has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)           Except to the extent set forth on Schedule 4.15 with respect to any Gaming Collateral (provided that this exception shall cease to apply as to any Gaming Collateral when the requisite approvals to create a security interest in such Gaming Collateral as set forth on such Schedule 4.15 have been obtained), Agent’s Liens on the Collateral are validly created, perfected (other than (i) in respect of equipment that is subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, (ii) any Deposit Accounts and Securities Accounts not required to be subject to a control agreement pursuant to the terms of the Loan Documents, and (iii) prior to the date they are required to be made, or otherwise delivered to Agent for filing or recordation, pursuant to the terms of the Loan Documents, other filings, recordings or other actions necessary to perfect Liens granted to Agent and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices, and the possession of any Collateral as to which the Code requires possession in order to be perfected), and first priority Liens, subject only to Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations. For the avoidance of doubt, upon the approval by the applicable Gaming Authorities, Agent’s Liens on the applicable Gaming Collateral shall be validly created, perfected and first priority Liens, subject only to Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations.

4.5          Title to Assets; No Encumbrances. Each of the Loan Parties and its Restricted Subsidiaries has (a) good and marketable title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and valid title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted by the Loan Documents. All of such assets are free and clear of Liens except for Permitted Liens.

4.6          Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a)           The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Restricted Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b)           The chief executive office of each Loan Party and each of its Restricted Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(c)           Each Loan Party’s and each of its Restricted Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(d)           As of the Closing Date, no Loan Party and no Restricted Subsidiary of a Loan Party holds any commercial tort claims that exceed $5,000,000 in amount, except as set forth on Schedule 4.6(d).

4.7          Litigation.

(a)           There are no actions, suits, or proceedings pending or, to the knowledge of Parent or Borrower, after due inquiry, threatened in writing against Parent or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(b)           Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits or proceedings that, as of the Closing Date, is pending or, to the knowledge of Parent or Borrower, after due inquiry, threatened in writing against Parent or any of its Restricted Subsidiaries and that could reasonably be expected to result in liability of Parent or one of its Restricted Subsidiaries of $10,000,000 or more, of (i) the parties to such actions, suits or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) [reserved], (iv) the status, as of the Closing Date, with respect to such actions, suits or proceedings, and (v) whether any liability of the Loan Parties’ and their Restricted Subsidiaries in connection with such actions, suits or proceedings is covered, or claimed to be covered, by insurance.

4.8          Compliance with Laws. Neither Parent nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws, any zoning or building ordinance, code or approval or building permits and, except to the extent addressed in Section 4.28, Gaming Laws and Liquor Laws,) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and except in such instances in which such laws, rules, regulations, executive orders, codes (including Gaming Laws, Liquor Laws, Environmental Laws and any zoning or building ordinance, code or approval or building permits), judgments, writs, injunctions or decrees are being contested in good faith by appropriate proceedings diligently pursued.

4.9          Material Adverse Change. All historical financial statements relating to Parent and Borrower and its Restricted Subsidiaries that have been delivered by (or on behalf of) Parent or Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects Parent and its Restricted Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2019, no event, condition, circumstance or change has occurred or exists that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Change.

4.10        Fraudulent Transfer.

(a)           Each of Parent and its Restricted Subsidiaries is Solvent.

(b)           No transfer of property is being made by Parent or any of its Restricted Subsidiaries and no obligation is being incurred by Parent or any of its Restricted Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Parent or such Restricted Subsidiary.

4.11        Employee Benefits.

(a)           Each Benefit Plan is in compliance in form and operation with its terms and with ERISA and the IRC and all other applicable laws and regulations, except where any failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(b)           No ERISA Event has occurred, or is reasonably expected to occur, other than as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(c)           There exists no Unfunded Pension Liability with respect to any Benefit Plan, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.12        Environmental Condition. Except as set forth on Schedule 4.12, (a) to Parent’s and Borrower’s actual knowledge, none of Parent’s nor any of its Restricted Subsidiaries’ properties or assets has ever been used by Parent or its Restricted Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Parent’s and Borrower’s actual knowledge, none of Parent’s nor any of its Restricted Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Parent nor any of its Restricted Subsidiaries has received notice that a Lien (other than a Permitted Lien) arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Parent or any of its Restricted Subsidiaries, and (d) neither Parent nor any of its Restricted Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.13        Intellectual Property. Each of Parent and its Restricted Subsidiaries own, or hold licenses in, all trademarks, trade names, domain names, copyrights, patents, licenses and other intellectual property that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 (as may be updated from time to time) is a true, correct, and complete listing of all material trademarks, trade names, domain names, copyrights, and patents as to which Parent or one of its Restricted Subsidiaries is the owner or is an exclusive licensee; provided, however, that Borrower may amend Schedule 4.13 to add additional material intellectual property so long as such amendment occurs by written notice to Agent not less than 45 days after the end of each fiscal quarter following the date on which Parent or its Restricted Subsidiary acquires any such property after the Closing Date.

4.14        Leases. Each of Parent and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by Parent or any of its Restricted Subsidiaries, as applicable, exists under any of them, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Change.

4.15        Gaming Matters. Except as, and to the extent, set forth on Schedule 4.15, Parent and its Restricted Subsidiaries have obtained (i) all Gaming Licenses, (ii) as of the Closing Date, all required approvals from Gaming Authorities for the transactions contemplated by this Agreement and the other Loan Documents, subject to the provisions of such approvals or conditions in respect of the Primary Gaming Licenses.

4.16        Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) furnished by or on behalf of Parent or any of its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, but excluding Projections) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such written factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of Parent or any of its Restricted Subsidiaries in writing to Agent or any Lender (other than Projections) will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on March 23, 2020 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Parent’s and Borrower’s good faith estimate, on the date such Projections are delivered, of Parent’s and its Restricted Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Parent and Borrower to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of Parent and its Restricted Subsidiaries, that actual results during the period or periods covered by such Projections may differ significantly from the projected results, and that no assurances can be given that such Projections will be realized).

4.17        Ability to be Licensed. ~~Neither~~None of Parent, Intermediate Holdings, Borrower nor any of their Affiliates or Subsidiaries nor any of their respective members, managers, officers, directors or key employees (collectively, “Loan Party Representatives”) has ever been denied, or had terminated, suspended or revoked a material application for, a gaming license by a Governmental Authority or Gaming Authority. Parent, Intermediate Holdings, Borrower and each of their respective Loan Party Representatives and Affiliates are in good standing with the Gaming Authorities in each of the jurisdictions in which any of them owns or operates material gaming facilities. There are no facts that, if known to the regulators under the Gaming Laws, would be reasonably likely to (i) result in the denial, termination, suspension, revocation or non-renewal of a material Gaming License, approval, consent or waiver from any Gaming Authority or (ii) negatively materially impact, or cause a material delay under, any suitability proceeding or other approval proceeding, in each case, reasonably necessary for the consummation of the transactions contemplated by this Agreement or for the ownership, management and operation of the businesses of Parent or any of its Restricted Subsidiaries.

4.18        Patriot Act; FCPA. To the extent applicable, each of Parent and each of its Restricted Subsidiaries is in compliance with the USA PATRIOT Act (Title III of Pub. L. 10756 (signed into law October 26, 2001) (the “Patriot Act”)). No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19        Indebtedness.

(a)           Set forth on Schedule 4.19(a) is a true and complete list of all Indebtedness for borrowed money of Parent and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

(b)           Set forth on Schedule 4.19(b) is a true and complete list of all Indebtedness for borrowed money and Capital Leases of the Parent and its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after giving effect to the Transactions to occur on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.20        Payment of Taxes. All federal and other material tax returns and reports of Parent, the Borrower, and its Restricted Subsidiaries required to be filed by any of them have been timely filed. Except as otherwise permitted under Section 5.5, all material taxes whether or not shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Parent and its Restricted Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Parent and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all material taxes not yet due and payable. Neither Parent nor Borrower know of any proposed material tax assessment against a Loan Party or any of its Restricted Subsidiaries that is not being actively contested by such Loan Party or such Restricted Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.21        Margin Stock. Neither Parent nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.22        Governmental Regulation. Neither Parent nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Parent nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23        OFAC. Neither Parent nor any of its Restricted Subsidiaries or any director, officer, employee or Affiliate of Parent or any of its Restricted Subsidiaries, or to the knowledge of Borrower, no agent of Parent or any of its Restricted Subsidiaries is (a) a Person that is, or is owned or controlled by, a Sanctioned Person, (b) located, organized or resident in Sanctioned Countries, or (c) derives its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No proceeds of any Loan made hereunder will be used (i) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as an underwriter, advisor, investor or otherwise).

4.24        Labor Matters. There are no strikes, lockouts or slowdowns against any Parent or any of its Restricted Subsidiaries pending or, to the best of the knowledge of Parent and Borrower, threatened that have resulted in, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change. The hours worked by and payments made to employees of Parent and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable legal requirement dealing with such matters in any manner that has resulted in, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change. All payments due from Parent or any of its Restricted Subsidiaries, or for which any claim may be made against Parent or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party, in accordance with GAAP, except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

4.25        Agreements. No Loan Party is a party to any agreement, instrument or other document or subject to any corporate or other constitutional restriction, or any restriction under its Governing Documents, that has resulted, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

4.26        Insurance. Schedule 4.26 sets forth a true, complete and accurate description in reasonable detail of all insurance maintained by Parent and each of its Restricted Subsidiaries as of the Closing Date.

4.27        Status as EEA Financial Institution. Neither Parent, Borrower or any other Guarantor is an EEA Financial Institution.

4.28        Compliance with Gaming and Liquor Laws. Parent, Borrower and each of their Restricted Subsidiaries, and to their knowledge, each of such entity’s senior officers and key employees currently hold all material permits, registrations, findings of suitability, licenses, temporary licenses, variances, exemptions, certificates of occupancy, orders and approvals of all applicable Gaming Authorities and Liquor Authorities necessary to conduct the current business and operations of such entities, each of which is in full force and effect in all material respects (collectively, the “Gaming and Liquor Permits”), and, to their knowledge, no event has occurred that (with or without the giving of notice or passage time, or both) permits revocation, non-renewal, suspension or termination of any material Gaming and Liquor Permit that currently is in effect. Parent, Borrower and each of their Restricted Subsidiaries, and to their knowledge, each of their directors, senior officers and key employees are currently in compliance, in all material respects, with the terms of the Gaming and Liquor Permits. Neither Parent, Borrower, nor any of their respective Restricted Subsidiaries has received written notice of any material investigation or review by any applicable Gaming Authority with respect to any of them that is pending, and, to their knowledge, no investigation or review is threatened, nor has any Gaming Authority indicated in writing any intention to conduct the same, other than any routine investigation or review. To the knowledge of Parent and Borrower, there are no facts that, if known to the regulators under the Gaming Laws or the Liquor Laws, would be reasonably likely to result in the revocation, limitation, condition or suspension of any material gaming operations conducted by Parent, Borrower or any of their Restricted Subsidiaries. Neither Parent, Borrower, nor any of their respective Restricted Subsidiaries, nor, to their knowledge, any senior officer or key employee of such entity, has suffered a suspension or revocation of any material permit, license, approval, qualification or authorization of any Gaming Authority.

5.	AFFIRMATIVE COVENANTS.

Each of Parent, Intermediate Holdings and Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of all of the Obligations, the Loan Parties shall, and shall cause each of their Restricted Subsidiaries to, comply with each of the following:

5.1          Financial Statements, Reports, Certificates. Deliver to Agent each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, Parent, Intermediate Holdings and Borrower agree that no Restricted Subsidiary of Parent will have a fiscal year different from that of Parent, Intermediate Holdings and Borrower. In addition, each of Parent, Intermediate Holdings and Borrower agrees to maintain a system of accounting that enables Parent, Intermediate Holdings and Borrower to produce financial statements respecting Parent, Borrower and each of its Restricted Subsidiaries in accordance with GAAP.

5.2          Collateral Reporting. Provide Agent with each of the reports set forth on Schedule 5.2 at the times specified therein.

5.3          Existence. Except as otherwise permitted under the Loan Documents, at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and, except to the extent that the loss of any such rights, franchises, licenses, or permits could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, all of its rights and franchises, licenses (including Gaming Licenses and Liquor Licenses), and permits.

5.4          Maintenance of Properties.  Maintain and preserve all of its material assets that are necessary or useful in the proper conduct of its business in good working order and condition (other than ordinary wear and tear, casualty, and Permitted Dispositions), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

5.5          Taxes. Cause all material assessments and taxes imposed, levied, or assessed against Parent, the Borrower, or any of its Restricted Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Parent, Intermediate Holdings and Borrower will, and will cause each of their Restricted Subsidiaries to, make timely payment or deposit of all material tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Parent and its Restricted Subsidiaries have made such payments or deposits.

5.6          Insurance. At Borrower’s expense, maintain insurance (other than directors and officers liability insurance) with reputable insurance companies covering such risks and in such amounts as is consistent with past practices of Borrower and its Restricted Subsidiaries. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and, to the extent obtainable (which the Loan Parties agree to use their commercially reasonable efforts to obtain), shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation; provided, however, that so long as no Event of Default has occurred and is continuing, Agent agrees to endorse and deliver to Borrower any payment item that Agent receives on account of casualty insurance or business interruption insurance. With respect to Real Property Collateral subject to a Mortgage, obtain flood insurance in such total amount as Agent may from time to time reasonably require, if at any time the area in which any improvements located on any such Real Property Collateral is designated a Flood Zone and otherwise comply with the Flood Program. If Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s expense. Borrower shall give Agent prompt notice of any loss exceeding $10,000,000 covered by its casualty insurance or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7          Inspection. Permit Agent and each of its duly authorized representatives or agents to visit any of its properties and audit, appraise or inspect any of its assets or books and records, to perform business valuations of Parent, Intermediate Holdings, the Borrower and the Borrower’s Subsidiaries, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees all during normal business hours and at such intervals as Agent may reasonably designate and, so long as no Default under Sections 8.1 or 8.4 exists or any Event of Default exists, with reasonable prior notice to Borrower.

5.8          Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including Gaming Laws and Liquor Laws), other than laws, rules, regulations, and orders the failure to comply with which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change.

5.9          Environmental.

(a)           Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, keep any property either owned or operated by Parent or any of its Restricted Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)           Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, comply with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

(c)           Promptly notify Agent of any release of which Parent, Intermediate Holdings or Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned, leased or operated by Parent or any of its Restricted Subsidiaries and, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and

(d)           Promptly, but in any event within 10 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or any of its Restricted Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or any of its Restricted Subsidiaries, and (iii) notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10        Disclosure Updates. Promptly and in no event later than 10 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders pursuant to the Loan Documents contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be described therein or in any Loan Document or the execution, acknowledgment, filing or recording thereof. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11        Formation of Subsidiaries; Designation of Additional Restricted Subsidiaries. (a) At the time that any Loan Party forms any direct or indirect Subsidiary (other than (x) any Immaterial Subsidiary or any direct or indirect Subsidiary of Landry’s Gaming or (y) Intermediate Holdings ~~(as defined below)~~), or acquires any direct or indirect Subsidiary (other than (x) any Immaterial Subsidiary, (y) any direct or indirect Subsidiary of Landry’s Gaming or (z) any Subsidiary designated as an “Unrestricted Subsidiary” as defined in the Golden Nugget Note Purchase Agreement and that becomes a direct or indirect Subsidiary of Parent solely as a result of a dividend made to Parent of the equity in such Subsidiary, so long as Parent dividends the equity of such Subsidiary to its equity holders promptly following receipt of such dividend) or Collateral, in each case, after the Closing Date, such Loan Party shall:

(i)            other than with respect to the matters described in clause (iii) below, within 30 days of such formation or acquisition or designation (or such later date as permitted by Agent in its sole discretion) cause any such Subsidiary that is a wholly owned Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired or designated Subsidiary or Collateral); provided that, unless such Subsidiary is required to become (or has become) a Loan Party pursuant to Section 5.11(d), the Guaranty, the Security Agreement and such other security documents shall not be required to be provided to Agent with respect to any newly formed or acquired wholly owned Subsidiary of Borrower that is a CFC or a wholly owned Subsidiary that has no material assets other than the Capital Stock of a CFC (a “Foreign Subsidiary Holding Company”),

(ii)           within 30 days of such designation, formation or acquisition (or such later date as permitted by Agent in its sole discretion), provide to Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such Subsidiary reasonably satisfactory to Agent; provided that, unless such Subsidiary is required to become (or has become) a Loan Party pursuant to Section 5.11(d), only 65% of the total outstanding Voting Stock of any first tier Subsidiary of a Loan Party that is a CFC or a Foreign Subsidiary Holding Company (and none of the Capital Stock of any Subsidiary of such CFC or Foreign Subsidiary Holding Company) shall be required to be pledged,

(iii)          within 60 days of such formation or acquisition or designation (or such later date as permitted by Agent in its sole discretion), provide, or cause any such Subsidiary that is a wholly owned Subsidiary to provide, to Agent (1) Mortgages with respect to any Real Property owned in fee with a Fair Market Value of $10,000,000 or more for an individual property of such Subsidiary, (2) unless Agent otherwise consents, Mortgages with respect to any Real Property that is a Gaming Property, a hotel property or a ground leased property, in each case, leased by a Loan Party and which lease (including any improvements or fixtures covered thereby and owned in fee by the applicable Loan Party) individually has a Fair Market Value of at least $10,000,000 (provided that, to the extent a Real Property is comprised of both fee and leasehold parcels, the Fair Market Value threshold shall be calculated in the aggregate to include both the fee and the leasehold parcels), (3) unless Agent otherwise consents, Mortgages on gaming vessels and riverboats acquired after the Closing Date (including any component parts thereof) (and shall deliver any such applications and certifications necessary under 46 C.F.R Part 67 to document such vessel with the National Vessel Documentation Center and to grant a Mortgage on such vessel or riverboat), (4) appropriate fixture filings, (5) if applicable, recorded memorandum of lease in appropriate form to be filed in the applicable filing office in respect of a leasehold Mortgage and (6) all other documentation, including, if requested by Agent, one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above in this clause (iii) (including Mortgage Policies and all other documentation with respect to all Real Property or vessels required to be subject to a Mortgage, in the case of each of the above, all in form and substance reasonably satisfactory to Agent (including, to the extent applicable, being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired or designated Subsidiary or Collateral)),

(iv)          other than with respect to the matters described in clause (iii) above, within 30 days (or, to the extent the approval of a Gaming Authority is required, until such time as the approval is received) of such designation, formation or acquisition (or, in each case, such later date as permitted by Agent in its sole discretion), provide to Agent all other documentation, including, if requested by Agent, one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, and

(v)           to the extent that the provisions of Section 17.14 may be applicable, take such additional actions as may be required or advisable under applicable Gaming Laws, including obtaining consent from applicable Gaming Authorities for the pledge of any Gaming Collateral. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

Notwithstanding the forgoing, no Loan Party shall be required to deliver a Mortgage with respect to any Real Property (or deliver any related Mortgage Policies, Flood Certificates, Surveys or opinions of counsel) or gaming vessel or riverboat (x) to the extent that, and for so long as, the terms of any Purchase Money Indebtedness permitted hereunder securing such Real Property or gaming vessel or riverboat prohibit (or, in the reasonable opinion of the lender of such Purchase Money Indebtedness, prohibit) the delivery of any such Mortgage or (y) solely with respect to Mortgages over leaseholds and/or vessels or riverboats, to the extent that all commercially reasonable efforts to obtain necessary third party consents or grant vessel mortgages as required in Section 5.11(a)(iii) above have been used but failed.

(b)          If, at any time, either (x) an Immaterial Subsidiary that is a wholly owned Subsidiary no longer constitutes an Immaterial Subsidiary pursuant to the definition thereof or (y) the aggregate Fair Market Value of the assets of all Immaterial Subsidiaries that are wholly owned Subsidiaries exceeds $3,000,000, promptly (and in any event within 30 days thereafter (as such date may be extended by Agent in its sole discretion)) cause such Immaterial Subsidiary (in the case of preceding sub-clause (x)) or one or more Immaterial Subsidiaries (in the case of preceding sub-clause (y)) to take the actions specified in clause (a) of this Section 5.11 on the same basis that any newly formed or acquired Restricted Subsidiary of any Loan Party would have to take; provided, however, in the case of preceding sub-clause (y), such actions shall only be required to the extent that, after giving effect to such actions, the aggregate Fair Market Value of the assets of all then remaining Immaterial Subsidiaries do not exceed $3,000,000.

(c)          At the time that any Loan Party forms Intermediate Holdings pursuant to Section 6.3(d), after the First Amendment Signing Date, such Loan Party shall:

(i)            within one (1) Business Day of such formation (or, to the extent the approval of a Gaming Authority is required, until such time as the approval is received or such later date as permitted by Agent in its sole discretion) cause Intermediate Holdings to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of Intermediate Holdings); and

(ii)           within one (1) Business Day of such formation (or, to the extent the approval of a Gaming Authority is required, until such time as the approval is received or such later date as permitted by Agent in its sole discretion), provide to Agent all other documentation, including, if requested by Agent, one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above and

(iii)          to the extent that the provisions of Section 17.14 may be applicable, take such additional actions as may be required or advisable under applicable Gaming Laws, including obtaining consent from applicable Gaming Authorities for the pledge of any Gaming Collateral.

(d)          [Reserved].

(e)          Notwithstanding anything to the contrary contained above in this Section 5.11, if at any time either (x) any non-wholly owned Restricted Subsidiary becomes a wholly owned Restricted Subsidiary or (y) any Restricted Subsidiary, directly or indirectly, guarantees or otherwise provides direct credit support for any obligations of Borrower or any Guarantor, then, in either case, such Restricted Subsidiary shall be required to comply with the provisions of clause (a) of this Section 5.11 on the same basis that any newly formed or acquired Restricted Subsidiary of any Loan Party would have to take (unless, in the case of preceding clause (x), such Restricted Subsidiary would not otherwise be required to take such actions because it is an Immaterial Subsidiary (subject to clause (b) of this Section 5.11) or the provisions of the proviso to such clause (a) are applicable) (including, to the extent that the provisions of Section 17.14 may be applicable, taking such additional actions as may be required or advisable under applicable Gaming Laws).

5.12        Further Assurances.

(a)          At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, Mortgages, deeds of trust, opinions of counsel, Flood Certificates, Surveys, Collateral Access Agreements and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue to perfect or to better perfect Agent’s Liens in substantially all of the assets of the Loan Parties (whether now owned or leased or hereafter arising, acquired or leased, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property or gaming vessel or riverboat acquired by any Loan Party after the Closing Date and owned in fee or, to the extent provided below, by way of lease, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to (i) any Immaterial Subsidiary, unless such Immaterial Subsidiary is required to become (or has become) a Loan Party pursuant to Section 5.11(b) or (d), (ii) [reserved], (iii) any Subsidiary of a Loan Party that is a CFC or a Foreign Subsidiary Holding Company, unless such Subsidiary is required to become (or has become) a Loan Party pursuant to Section 5.11(d), (iv) any Subsidiary that is not a wholly owned Subsidiary, (v) (x) any fee owned Real Property with a Fair Market Value of less than $10,000,000 or (y) any Real Property leased by any Loan Party which (1) is not a Gaming Property or a hotel property or a ground lease or (2) lease (including any improvements or fixtures covered thereby and owned in fee by the applicable Loan Party) individually has a Fair Market Value of less than $10,000,000 (provided that, to the extent a Real Property is comprised of both fee and leasehold parcels, the Fair Market Value threshold shall be calculated in the aggregate to include both the fee and the leasehold parcels), (vi) any Mortgage on any Real Property (or any related Mortgage Policies, Flood Certificates, Surveys or opinions of counsel) or gaming vessel or riverboat to the extent that, and for so long as, the terms of any Purchase Money Indebtedness permitted hereunder securing such Real Property or gaming vessel or riverboat prohibit (or, in the reasonable opinion of the lender of such Purchase Money Indebtedness, prohibit) the delivery of any such Mortgage, or (vii) the Capital Stock of Landry’s Gaming, solely to the extent that Parent has determined, in its commercially reasonable discretion, that it will be unable to obtain receipt of the applicable Required Gaming Approvals on or before May 15, 2020, or (viii) Mortgage Policies on any Real Property Collateral and/or any gaming vessel or riverboat that constitutes Collateral existing as of the Closing Date. To the maximum extent permitted by applicable law, after the occurrence and during the continuation of an Event of Default or at any other time if any Loan Party refuses or fails to execute or delivery any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Borrower hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by all of the outstanding Capital Stock of Borrower and substantially all of the assets of the Loan Parties including all of the outstanding Capital Stock of Borrower’s Restricted Subsidiaries (subject to the proviso set forth in the first sentence of this clause (a) and the exceptions and limitations contained in the Loan Documents with respect to CFCs and Foreign Subsidiary Holding Companies).

(b)          Subject to the terms of the Post-Closing Agreement and the proviso set forth in clause (a) of this Section 5.12, (i) Parent and Borrower shall use their commercially reasonable efforts to obtain, and each shall cause its applicable Affiliates to use their commercially reasonable efforts to obtain, the Required Gaming Approvals as promptly as possible after the Closing Date and (ii) within 30 days following the receipt of such Required Gaming Approvals (or such later date as (x) specified in Section 5.11(a)(iii) or the Post-Closing Agreement or (y) permitted by Agent in its sole discretion), take, and cause such applicable Affiliate(s) to take, all actions otherwise required to be taken by (or with respect to) such Persons under the provisions of clause (a) of this Section 5.12.

5.13        Lender Meetings. Within 120 days after the close of each fiscal year, at the request of Agent or the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Borrower, by conference call) with all Lenders who choose to attend such meeting (or conference call), at which meeting (or conference call) shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Restricted Subsidiaries and the projections presented for the current fiscal year.

5.14        [Reserved].

5.15        Maintenance of Corporate Separateness. Satisfy in all material respects, customary corporate, limited liability company or other like formalities, including the accurate maintenance of separate organizational and business records.

5.16        Maintenance of Gaming Licenses. Ensure that all necessary Gaming Licenses from any Gaming Authority for the ownership, use, or operation of the material businesses or properties owned or operated by Parent and its Restricted Subsidiaries are timely obtained in accordance with applicable Gaming Laws and maintained in full force and effect and comply, in all material respects, with all of the provisions thereof applicable to them.

5.17        [Reserved].

6.            NEGATIVE COVENANTS.

Each of Parent, Intermediate Holdings and Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of all of the Obligations, the Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, do any of the following, other than with respect to Sections 6.9 (Restricted Junior Payments) and 6.11 (Investments) below, which covenants shall not apply to Parent:

6.1          Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness. The foregoing to the contrary notwithstanding, Parent, Intermediate Holdings and Borrower will not incur, and will not permit any of the other Loan Parties to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of Parent, Borrower or such other Loan Party unless such Indebtedness is also contractually subordinated in right of payment to the Obligations and the applicable guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

6.2          Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3          Restrictions on Fundamental Changes.

(a)          Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Capital Stock (including pursuant to a Division), except for, subject to applicable Gaming Laws, (i) any merger between Loan Parties (other than Parent and Intermediate Holdings), provided that in any merger involving Borrower, Borrower shall be the surviving entity of any such merger, (ii) any merger between Loan Parties (other than Parent and Intermediate Holdings) and Restricted Subsidiaries of Borrower that are not Loan Parties so long as such Loan Party is the surviving entity of any such merger and (iii) any merger between Restricted Subsidiaries of Borrower that are not Loan Parties;

(b)          Liquidate, wind up, or dissolve itself (including pursuant to a Division) (or suffer any liquidation or dissolution (including pursuant to a Division)), except for (i) the liquidation or dissolution of non-operating Restricted Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent, Intermediate Holdings or Borrower) or any of its wholly-owned Restricted Subsidiaries so long as all of the assets (including any interest in any Capital Stock) of such liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Restricted Subsidiary of Borrower that is not a Loan Party so long as all of the assets of such liquidating or dissolving Restricted Subsidiary are transferred to a Restricted Subsidiary of Borrower that is not liquidating or dissolving;

(c)          Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4; or

(d)          Parent will not convey or transfer or lease all or substantially all of its assets in the IGaming Business to any Person, unless

(i)            (x) the conveyance or transfer is made to a newly formed direct wholly owned Subsidiary of Parent (“Intermediate Holdings”) and (y) Intermediate Holdings shall be ~~an entity~~a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and

(ii)           the conveyance or transfer to Intermediate Holdings is of 100% of the Equity Interests of Borrower.

6.4          Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Section 6.3 or Section 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (including pursuant to a Division) (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of (including pursuant to a Division)) any of Parent’s or any of its Restricted Subsidiaries’ assets.

6.5          Change Name. Other than pursuant to the consummation of the Transactions and/or as disclosed to Agent in writing prior to the Closing Date, change any Loan Party’s name, organizational identification number, chief executive office location, state of organization or organizational identity unless such Loan Party provides at least 5 days prior written notice to Agent of such change (it being understood and agreed that Borrower intends to change its name to “Golden Nugget Online Gaming, Inc., a New Jersey corporation” immediately after the Closing Date).

6.6          Nature of Business.

(a)          Make any change in the principal nature of its or their business as conducted as of the Closing Date or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Borrower and its Restricted Subsidiaries from engaging in any business that is reasonably related, ancillary, incidental, or complementary to its or their business.

(b)          With respect to Parent, engage in any business activities or have any material properties or liabilities, other than (i) its ownership of the Capital Stock of Intermediate Holdings and Landry’s Gaming and its ownership, directly or indirectly, of the Capital Stock of Borrower, (ii) the consummation of the Transactions and the First Amendment Transactions, (iii) obligations (x) under the Loan Documents, (y) the Parent Intercompany Loan and (z) in respect of any Credit Agreement Refinancing Indebtedness, (iv) activities pursuant to the Golden Nugget Note Purchase Agreement ~~and~~, (v) its ownership of the Equity Interests issued to Parent as consideration for the First Amendment Transactions and (vi) special purpose holding company activities and properties and liabilities reasonably incidental to the foregoing clauses (i), (ii) ~~and~~, (iii), (iv) and (v).

(c)          With respect to Intermediate Holdings, engage in any business activities or have any material properties or liabilities, other than (i) its ownership of the Capital Stock of Borrower, (ii) the consummation of the First Amendment Transactions, (iii) obligations (x) under the Loan Documents and (y) in respect of any Credit Agreement Refinancing Indebtedness and (~~iii~~iv) special purpose holding company activities and properties and liabilities reasonably incidental to the foregoing clauses (i) ~~and~~, (ii) and (iii).

6.7          Prepayments and Amendments; etc.

(a)          Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any asset sale or similar event of (including, in each case, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Junior Financing; provided, however, in the event that Borrower receives a notice from any applicable Gaming Authority that any holder of any Indebtedness in respect of any Junior Financing is a disqualified holder and Borrower is required by such Gaming Authority to repurchase such holder’s Indebtedness in respect of such Junior Financing, Borrower may prepay or repurchase such holder’s Indebtedness in respect of such Junior Financing so long as (i) no Event of Default then exists or would result therefrom and (ii) the purchase price for such prepayment or repurchase is funded solely with new cash equity proceeds received by Parent and Borrower from a Permitted Holder. Without limiting the foregoing, in no event shall any Loan Party or any of its Restricted Subsidiaries make any payment on any Junior Financing in violation of the applicable subordination provisions thereof.

(b)          Directly or indirectly, amend, modify, or change any of the terms or provisions of,

(i)            documents in respect of any Junior Financing permitted hereunder except to the extent that any such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be adverse to the interests of the Lenders in any material respect or would otherwise violate the provisions of this Agreement or any applicable intercreditor agreement, or

(ii)           the Governing Documents of any Loan Party or any of its Restricted Subsidiaries (unless expressly permitted by the terms of this Agreement) if the effect thereof, individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

(c)          Directly or indirectly, amend, modify, waive or change, or provide any consent in respect of, any of the terms or provisions of the Parent Intercompany Loan; provided that, subject to the occurrence of the First Amendment Effective Date, Borrower and Parent shall be permitted to make the Parent Intercompany Loan Prepayment and amend and restate the Parent Intercompany Note (as defined in the Security Agreement) in the form of the A&R Parent Intercompany Note (as defined in the First Amendment), the Golden Nugget Note Purchase Agreement or any “Note Documents” (as defined in the Golden Nugget Note Purchase Agreement) if the effect thereof, individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders; provided that the Lenders agree that any amendment, waiver, modification or change, or consent in respect of, the terms or provisions of the Golden Nugget Note Purchase Agreement shall be deemed to be not materially adverse to the interests of the Lenders hereunder to the extent a corresponding amendment, waiver, modification or change, or consent in respect of, a substantially identical term under the Existing Credit Agreement has been effected in accordance with Section 14.1 thereof. Parent shall not assign the Golden Nugget Note issued under the Golden Nugget Note Purchase Agreement or any of its rights, title or interest thereunder to any person other than the Agent or its successor and assign.

6.8          [Reserved].

6.9          Restricted Junior Payments. Make any Restricted Junior Payment; provided, however, that, so long as it is permitted by applicable law,

(a)          any Restricted Subsidiary of Borrower that is a Guarantor may make Restricted Junior Payments to Borrower or another Restricted Subsidiary of Borrower that is a Guarantor;

(b)          any Restricted Subsidiary of Borrower that is not a Guarantor may make Restricted Junior Payments to Borrower or another Restricted Subsidiary of Borrower;

(c)          any non-wholly owned Restricted Subsidiary may make cash Restricted Junior Payments to its shareholders, members or partners generally, so long as Borrower or its respective Restricted Subsidiary which owns the Capital Stock in the non-wholly-owned Restricted Subsidiary paying such Restricted Junior Payments receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Restricted Subsidiary paying such Restricted Junior Payments and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Restricted Subsidiary);

(d)          so long as no Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit Permitted Tax Distributions; and

(e)          (I) to the extent actually used substantially concurrently by ~~Parent~~Intermediate Holdings to pay such taxes, costs and expenses, payments by Borrower to or on behalf of ~~Parent~~Intermediate Holdings in an amount sufficient to pay all franchise taxes and other fees required to maintain the legal existence of ~~Parent~~Intermediate Holdings and (II) payments by Borrower to or on behalf of ~~Parent~~Intermediate Holdings in an amount sufficient to pay all out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of ~~Parent~~Intermediate Holdings, in the case of preceding clauses (I) and (II) in an aggregate amount not to exceed $250,000 in any period of 12 consecutive months~~; and~~.

~~(f) prior to the occurrence of the Amendment Effective Date, on any interest payment date, Borrower may make additional Restricted Junior Payments to Parent solely with the Net Cash Proceeds of interest payments received by Borrower in cash pursuant to the Parent Intercompany Loan so long as (i) after giving effect to such Restricted Junior Payment the aggregate amount of cash of Borrower and its Restricted Subsidiaries (calculated on a pro forma basis after giving effect to the payment of interest by Borrower on such date) shall be no less than $5,000,000, (ii) the proceeds of such Restricted Junior Payment shall, substantially concurrently therewith, be invested by Parent into the business of Golden Nugget and its “Restricted Subsidiaries” (as defined in the Existing Credit Agreement) and (iii) no Default or Event of Default has occurred and is continuing or would result therefrom.~~

The amount of all Restricted Junior Payments (other than cash) will be the Fair Market Value on the date of the Restricted Junior Payment of the asset(s) or securities proposed to be transferred or issued by Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Junior Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Borrower whose resolution with respect thereto will be delivered to Agent. The Board of Directors’ determination must be based upon an opinion or appraisal issued by a reputable accounting, appraisal or investment banking firm if the Fair Market Value exceeds $40,000,000.

6.10        Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11        Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment.

6.12        Transactions with Affiliates. Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”), unless:

(a)          the Affiliate Transaction is on terms that are no less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unaffiliated Person and

(b)          Borrower delivers to Agent (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, a resolution of the Board of Directors of ~~Parent~~Intermediate Holdings or Borrower set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant, and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40,000,000, an opinion as to the fairness to ~~Parent~~Borrower, Intermediate Holdings or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(i)            transactions permitted by Section 6.3 or Section 6.9, or any Permitted Intercompany Advance;

(ii)           transactions between or among Borrower or the Restricted Subsidiaries to the extent otherwise not prohibited hereunder;

(iii)          payment of reasonable directors’ fees;

(iv)          Permitted Investments;

(v)           Restricted Junior Payments that do not violate the provisions of this Agreement and

(vi)          the Online Gaming Operations Agreement.

6.13        Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Borrower to: (i) pay dividends or to make any other distributions on its Capital Stock to Borrower or any of its Restricted Subsidiaries, or with respect to any other interest in or participation in, or measured by, its profits, or pay any Indebtedness owed to Borrower or any of its Restricted Subsidiaries, (ii) to make loans or advances to Borrower or any of its Restricted Subsidiaries, or (iii) transfer any of its property or assets to Borrower or any of its Restricted Subsidiaries; provided, however, that nothing in any of clauses (i) through (iii) of this Section 6.13 shall apply to encumbrances or restrictions existing under or by reason of, or prohibit or restrict compliance with:

(a)          this Agreement and the other Loan Documents;

(b)          any documentation governing any Credit Agreement Refinancing Indebtedness or any Junior Financing permitted hereunder, in each case, so long as such encumbrances and restrictions are no more restrictive in any material respect than those contained in this Agreement;

(c)          any applicable law (including any applicable Gaming Law), rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances) or order;

(d)          any instrument governing Indebtedness or Capital Stock of a Person (which term includes any Subsidiaries of such Person) acquired by Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(e)           customary non-assignment provisions in contracts, leases, and licenses entered into in the ordinary course of business;

(f)           purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iii) of the preceding paragraph;

(g)          any agreement for the sale or other disposition of a Restricted Subsidiary of Borrower that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(h)          Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(i)           Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(j)           provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors of Borrower, which limitation is applicable only to the assets that are the subject of such agreements;

(k)          restrictions imposed by third parties on deposits made pursuant to the requirements of contracts entered into with third parties in the ordinary course of business;

(l)           net worth limitations imposed by third parties pursuant to the requirements of contracts entered into with third parties in the ordinary course of business; and

(m)         any instrument governing Indebtedness of a Foreign Restricted Subsidiary of Borrower so long as such encumbrance or restriction is only applicable to a Foreign Restricted Subsidiary of Borrower; provided that such Indebtedness is permitted by the terms of this Agreement.

6.14        Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Restricted Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, except (i) for issuances of shares of Capital Stock and other Equity Interests of Parent or Intermediate Holdings permitted to be issued hereunder, (ii) for issuances of common Capital Stock by Borrower to ~~Parent~~Intermediate Holdings, (iii) for stock splits, stock dividends and additional issuances of Capital Stock of Restricted Subsidiaries of Borrower which do not decrease the percentage ownership of Borrower or any of its Restricted Subsidiaries in any class of the Capital Stock of any such Restricted Subsidiary, ~~and~~ (iv) Restricted Subsidiaries of Borrower formed or acquired after the Closing Date in accordance with this Agreement may issue Capital Stock to Borrower and the Restricted Subsidiary of Borrower which is to own such Capital Stock and to such Restricted Subsidiaries other equity holders to the extent permitted under this Agreement and (v) the First Amendment Transactions.

6.15        Use of Proceeds. Use the proceeds of any B Term Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to effect the Transactions, and (ii) to pay transactional fees, costs and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and (b) thereafter, consistent with the terms and conditions hereof, for its other lawful and permitted purposes. Borrower will use the proceeds of any Other Term Loans for the purposes set forth in Section 2.17(a) and will apply the proceeds of any Credit Agreement Refinancing Indebtedness among the Loans in accordance with the terms of this Agreement.

6.16        Sanctioned Persons and Anti-Terrorism.

(a)          Cause or permit any of the funds or properties of the Loan Parties and their Restricted Subsidiaries that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Sanctioned Person, with the result that the investment in the Loan Parties or any of their Restricted Subsidiaries (whether directly or indirectly) is prohibited by applicable laws or Sanctions, or any of the Loans made by the Lenders would be in violation of any applicable laws or Sanctions.

(b)          Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to, Sanctions, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its Permitted Discretion, confirming the Loan Parties and their Restricted Subsidiaries compliance with this Section 6.16).

6.17        Division. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, ~~neither~~none of Parent ~~nor~~, Intermediate Holdings or Borrower will (a) enter into (or agree to enter into) any Division or (b) permit any new “series” to be created or issued under Parent’s, Intermediate Holding’s or Borrower’s, as applicable, Governing Documents.

7.            [RESERVED].

8.            EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1          If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations, and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

8.2          If any Loan Party or any of its Restricted Subsidiaries:

(a)          fails to perform or observe any covenant or other agreement contained in any of (i) Section 5.1 (as it relates to the failure to give any notice of a Default or an Event of Default), 5.3 (as it relates to Borrower’s existence), or 5.11 of this Agreement, (ii) Sections 6.1 through 6.16 of this Agreement, or (iii) Section 6 of the Security Agreement;

(b)          [reserved];

(c)          [reserved]; or

(d)          fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Parent, Intermediate Holdings or Borrower or (ii) the date on which written notice thereof is given to Borrower by Agent or Required Lenders;

8.3          If one or more judgments, orders or awards for the payment of money involving an aggregate amount of $25,000,000 or more (except to the extent fully covered (other than customary deductibles) by insurance pursuant to which the insurer has accepted liability therefor in writing) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which a stay of enforcement thereof is not in effect or during which such judgment or order is not vacated or bonded, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4          If an Insolvency Proceeding is commenced by a Loan Party or any Restricted Subsidiary of a Loan Party (other than any Immaterial Subsidiary);

8.5          If an Insolvency Proceeding is commenced against a Loan Party or any Restricted Subsidiary of a Loan Party (other than any Immaterial Subsidiary) and any of the following events occur: (a) such Loan Party or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or such Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6          If a Loan Party or any of its Restricted Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and, as a result thereof, a Material Adverse Change occurs or could reasonably be expected to result therefrom;

8.7          If any Loan Party or any of its Restricted Subsidiaries shall (i) fail to pay any principal, premium or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations under the Loan Documents), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its Stated Maturity or become subject to a mandatory offer to purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this Section 8.7 unless (x) the aggregate amount of all such Indebtedness referred to in preceding clauses (i) and (ii) exceeds $25,000,000 at any one time or (y) such Indebtedness is with respect to the Parent Intercompany Loan;

8.8          If any warranty, representation, certificate, statement, or Record made by a Loan Party herein or in any other Loan Document or delivered in writing to Agent or any Lender pursuant to this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.9          If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor (for the avoidance of doubt, a transaction permitted under Section 6.3 shall not result in an Event of Default under this Section 8.9);

8.10        If the Security Agreement or any other Loan Document that purports to create a Lien shall fail or cease to create a valid and, following the filing of financing statements, the recordation of Mortgages or the filing or recording of other filings or documents or other actions necessary to perfect Agent’s Lien in the Collateral as required by the Loan Documents, perfected first priority Lien on the Collateral covered thereby (other than an immaterial portion thereof) (subject to any Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations), except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement or the other Loan Documents;

8.11        If any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Loan Party, or a proceeding shall be commenced by a Loan Party, or by any Governmental Authority having jurisdiction over a Loan Party, seeking to establish the invalidity or unenforceability thereof, or a Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document (except to the extent a Loan Party or the applicable Collateral shall have been released in accordance with the Loan Documents);

8.12        If any “Event of Default” (as defined in the Golden Nugget Note Purchase Agreement) shall have occurred and be continuing under the Golden Nugget Note Purchase Agreement;

8.13        If Parent or any of its Restricted Subsidiaries fails to keep in full force and effect, suffers the termination, revocation, forfeiture, nonrenewal or suspension of, or suffers a material adverse amendment, condition or limitation to, any material Gaming License, qualification, finding of suitability or other approval or authorization required to enable Parent or such Restricted Subsidiary to own, operate, or otherwise conduct or manage any gaming activities where Parent or any of its Restricted Subsidiaries conduct such business for seven consecutive calendar days; or

8.14        ERISA. If (i) one or more ERISA Events shall have occurred, (ii) there is or arises an Unfunded Pension Liability or (iii) there is or arises any potential withdrawal liability under Section 4201 of ERISA, if Parent, Borrower, any Restricted Subsidiary or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans and any such ERISA Event, Unfunded Pension Liability or potential withdrawal liability, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

9.            RIGHTS AND REMEDIES.

9.1          Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clause (a) or (b) below by written notice to Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)          declare the Obligations (other than Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower;

(b)          declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Loans; and

(c)          exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents and/or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5 (with respect to Borrower), in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable, and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

9.2          Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other written agreements with the Loan Parties shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed to be a waiver in any similar or other circumstances. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.          WAIVERS; INDEMNIFICATION.

10.1        Demand; Protest; etc.

Except as expressly provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

10.2        The Lender Group’s Liability for Collateral. Borrower hereby agrees that: (a) so long as Agent or the applicable member of the Lender Group having possession of any Collateral complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

10.3        Indemnification; Damage Waiver. (a) Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Joint Arranger-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages (other than in relation to lawsuits solely between the Lenders or Lender-Related Persons or solely between the Joint Arrangers and the Joint Arranger-Related Persons related to (i) the sharing of fees or payments pursuant to the Loan Documents or (ii) the sharing of fees or payments pursuant to any agreement of the type referenced in Section 14.1(e), but expressly inclusive of lawsuits against Agent, the Agent-Related Persons, the Joint Arrangers and the Joint Arranger-Related Persons, in such capacities, or involving an act or omission on the part of Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries or Affiliates), and all reasonable fees and out-of-pocket disbursements of attorneys (provided that attorneys’ fees shall be limited to one legal counsel for Agent and one additional legal counsel for the Lender Group (as a whole), and if necessary, (x) a single local counsel in each relevant jurisdiction and a special or regulatory counsel in each specialty and in each relevant jurisdiction for each of Agent and the Lender Group (as a whole) and (y) in the case of an actual or perceived conflict of interest, one additional counsel for each similarly affected group and if reasonably necessary, one additional local counsel for each similarly affected group in each relevant jurisdiction and one additional special or regulatory counsel in each specialty and in each relevant jurisdiction), experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrower shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Jefferies Finance and the other Joint Arrangers) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Restricted Subsidiaries’ compliance with the terms of the Loan Documents, provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders or Lender-Related Persons, (ii) disputes solely among the Joint Arrangers and the Joint Arranger-Related Persons related to (x) the sharing of fees or payments pursuant to the Loan Documents or (y) the sharing of fees or payments pursuant to any agreement of the type referenced in Section 14.1(e), but expressly inclusive of lawsuits against Agent, the Agent-Related Persons, the Joint Arrangers and the Joint Arranger-Related Persons, in such capacities, or involving an act or omission on the part of Parent or ~~any of its~~Intermediate Holdings or any of their respective Subsidiaries or Affiliates, (iii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iv) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto and regardless of whether brought by a Lender, a third party or by the Parent, Borrower or any other Loan Party), or the transactions contemplated by this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries or any Environmental Actions, Environmental Liabilities and costs or Remedial Actions related in any way to any such assets or properties of Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries at any time prior to foreclosure upon Agent’s Liens and Agent’s possession of the applicable property or assets (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction in a final and non-appealable decision determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto; provided, that, to the extent of any payments made by Borrower to any Indemnified Person in respect of Indemnified Liabilities pursuant to this Section 10.3, Borrower shall be subrogated to the rights of recovery by such Indemnified Persons against any third Person in respect of such Indemnified Liabilities, so long as Borrower has indefeasibly paid in full all of the Indemnified Liabilities owed by Borrower to the Indemnified Persons pursuant to the terms and conditions of this Section 10.3. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

(b)          To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, exemplary, consequential, or punitive damages (including any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information, or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

11.         NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.) 1510 West Loop South Houston, TX 77027 Attn: Steven L. Scheinthal, General Counsel Fax No.: (713) 386-7070

with copies to (for informational purposes only and not constituting notice)	HAYNES AND BOONE, LLP 2323 Victory Ave. Suite 700 Dallas, Texas 75219 Attn: Paul Amiel Fax No.: (214) 200-0555

If to Agent:	JEFFERIES FINANCE LLC 520 Madison Avenue New York, NY 10022 Attn: Account Officer – Landry’s, Inc. Fax No.: 212-284-3444

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN AND STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY LOAN PARTY, ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH LOAN PARTY, COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)          TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)          EACH OF PARENT, INTERMEDIATE HOLDINGS AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

13.         ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1        Assignments and Participations.

(a)          With the prior written consent of (A) Borrower, which consent of Borrower shall not be unreasonably withheld, delayed or conditioned (and shall not be required (i) if an Event of Default under Section 8.1, 8.4 or 8.5 has occurred and is continuing, (ii) in connection with an assignment to a Person that is a Lender, a Related Fund, or an Affiliate (other than individuals) of a Lender or (iii) in connection with the primary syndication by Jefferies Finance of the B Term Loans outstanding on the Closing Date); provided, it being understood that Borrower shall be deemed to have consented to any such assignment for which its consent is otherwise required unless it shall object thereto by written notice to Agent within 5 Business Days after having received notice thereof and (B) Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned (and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender), any Lender may assign and delegate to one or more assignees (each an “Assignee”; provided, however, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee except to the limited extent provided in Section 2.15 and Section 2.16) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $1,000,000 in the case of Term Loans of any Tranche (except, in either case, such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender, (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $2,500,000 or $1,000,000, as applicable, or (z) an assignment of the entire remaining amount of the assigning Lender’s Commitments or outstanding Loans); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (B) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), (C) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500; provided, however, that such fee shall not be payable in the case of an assignment by any Lender to a Related Fund of such Lender, and (D) such assignment shall have been recorded by Agent in the Register in accordance with Section 13.1(h).

(b)          From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance, the recordation of such assignment in the Register in accordance with Section 13.1(h) and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3, Section 12 and any other Section of this Agreement or any other Loan Document with respect to indemnities and expense reimbursement provisions that expressly survive the termination of this Agreement) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9.

(c)          By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Parent or any of its Restricted Subsidiaries or the performance or observance by Parent or any of its Restricted Subsidiaries of any of its obligations under this Agreement or any other Loan Document, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d)          Immediately upon Agent’s receipt of the required processing fee, if applicable, delivery of notice to the assigning Lender pursuant to Section 13.1(b) and the recordation of such assignment in the Register pursuant to Section 13.1(h), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments and Loans arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)          Any Lender may at any time sell to one or more commercial banks, financial institutions or other Persons (each a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement so long as such Participant complies with Section 15.12(b), and (vi) no Lender shall transfer or grant any participating interest to Parent or any of its Subsidiaries or Affiliates. Except to the extent set forth in clause (v) of the immediately preceding sentence, the rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)           In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose to the applicable Assignee or Participant all documents and information which it now or hereafter may have relating to ~~Parent~~Intermediate Holdings and its Subsidiaries and their respective businesses.

(g)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 13.1 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of Borrower, Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans (and any notes evidencing such Loans) or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(h)          Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) and Commitments held by such Lender (each, a “Registered Loan”). (i) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(i)           In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant of any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter credit or other obligations is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version).

(j)           Agent shall make a copy of the Register available for review by Borrower from time to time as Borrower may reasonably request. The Register shall be available for inspection by any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior written notice to Agent.

(k)          Notwithstanding anything to the contrary contained in this Section 13.1, without the consent of Borrower, no Lender shall assign, or sell participating interests in, all or a portion of its rights and obligations under this Agreement and the other Loan Documents to an Assignee who is a direct competitor of Borrower (if and only if such assigning Lender has actual knowledge that such proposed Assignee is a direct competitor of Borrower); provided that the restriction set forth in this clause (k) shall not be applicable if (i) an Event of Default has occurred and is continuing, (ii) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the Lender making such assignment, or (iii) the proposed Assignee is a finance company, fund or other similar entity which merely has an economic interest in any such direct competitor that has been so identified, and is not itself such a direct competitor that has been so identified.

(l)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further, that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of Borrower. The Loan Parties and Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability or payment obligation for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.1(l), any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

13.2        Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that (i) neither Parent, Intermediate Holdings nor Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent (other than as part of the Transactions) and any prohibited assignment shall be absolutely void ab initio and (ii) no Loan Party may assign or otherwise transfer any of their respective rights or obligations under the Loan Documents to any person found unsuitable under any applicable Gaming Laws or who refuses to file for a finding of suitability if otherwise required by applicable Gaming Laws. No consent to assignment by the Lenders shall release Parent, Intermediate Holdings or Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14.          AMENDMENTS; WAIVERS.

14.1        Amendments and Waivers.

(a)          No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)            increase the amount of or extend the expiration date of any Commitment of any Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory commitment reduction or Default or Event of Default (or any definition used, respectively, therein) shall constitute an increase in the Commitment of any Lender for purposes of this clause (i)),

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of regularly scheduled principal due hereunder or for the payment of interest, fees or any applicable prepayment premium due hereunder or under any other Loan Document (for the avoidance of doubt, prepayments required to be made under Section 2.4(e) shall not constitute payments of regularly scheduled principal for purposes of this clause (ii)),

(iii)          reduce the principal of, or the rate of interest on, any Loan hereunder, or reduce any fees or any applicable prepayment premium payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders)),

(iv)          amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders or all Lenders directly affected thereby (except for technical amendments to this Section with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans on the Closing Date),

(v)           other than as permitted by this Agreement, (x) release Agent’s Lien in and to all or substantially all of the Collateral or (y) release all or substantially all of the value of the Guarantors from the Guaranty,

(vi)          reduce the percentage specified in the definition of “Required Lenders” or amend, modify, or eliminate the definition of “Pro Rata Share” (it being understood that, with the consent of the Required Lenders or as otherwise provided in this Agreement, additional extensions of credit pursuant to this Agreement may be included in the definition of “Required Lenders” and the definition of “Pro Rata Share” (and such definitions may be so amended or modified) on substantially the same basis as the extensions of Term Loans are included on the Closing Date) or amend the pro rata sharing provisions contained in Section 15.12(b),

(vii)         other than in connection with the Transactions, consent to the assignment or transfer by Parent, Intermediate Holdings or Borrower of any of its rights or duties under this Agreement or the other Loan Documents,

(viii)        amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii), or

(ix)          change Section 13.1(a) in a manner which further restricts assignments thereunder,

provided, further, however, that without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend or modify the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 2.4(d)(ii) or Section 2.4(f) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered).

(b)            No amendment, waiver, modification, elimination or consent shall amend, modify or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower and the Required Lenders.

(c)            Anything in this Section 14.1 to the contrary notwithstanding, no amendment, waiver, modification, elimination or consent shall amend, modify or waive of any provision of this Agreement or any other Loan Document that materially disadvantages or otherwise materially adversely affects the 2020 Initial Term Loan Lenders compared to the 2020 Buyback Term Loan Lenders (or vice versa), in each case, as reasonably determined by Agent, without the written consent of the Non-Defaulting Lenders of such Tranche with more than 50% of the outstanding principal amount of Term Loans under such Tranche (and shall not require the written consent of the Required Lenders).

(d)            [Reserved].

(e)            Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, modification, elimination, waiver or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Sections 14.1(a)(i) through (iii).

(f)            In addition, and notwithstanding the foregoing, (i) amendments to the Loan Documents shall be permitted as, and to the extent, provided or contemplated by Section 2.17 and Section 2.18 and (ii) amendments to the Security Agreement shall be permitted with only the consent of Agent, Parent and Borrower to the extent provided in Section 27 of the Security Agreement.

(g)            Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Parent, Intermediate Holdings, Borrower, the Required Lenders and Agent if (i) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a Replacement Lender in accordance with Section 14.2) in full of the principal of and accrued and unpaid interest on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(h)            Notwithstanding anything to the contrary contained in this Section 14.1, if following the Closing Date, Agent and Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within 5 Business Days following receipt of notice thereof.

14.2         Replacement of Certain Lenders.

(a)            If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization or agreement of the Required Lenders but not of all Lenders or of all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower, upon irrevocable prior written notice to Agent and such Lender, may permanently replace any Lender that failed to give its consent, authorization or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders (provided that, in the case of preceding clause (i), a Holdout Lender may only be replaced with a Replacement Lender that consents, authorizes or agrees, as applicable, to such action in respect of which the Holdout Lender failed to consent, authorize or agree, as applicable) and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)            Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever (other than as may be required pursuant to the terms of Section 2.4(g)), but including all interest, fees and other amounts that may be due and payable in respect thereof). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name of and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance (with any applicable processing and recordation fee to be paid by Borrower or the Replacement Lender). The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Loans.

14.3         No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent or any of its Restricted Subsidiaries of any provision of this Agreement or any other Loan Document. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.          AGENT; THE LENDER GROUP.

15.1         Appointment and Authorization of Agent. Each Lender hereby irrevocably designates and appoints Jefferies Finance as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably designate, appoint and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent ~~and its~~, Intermediate Holdings and their respective Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply and distribute the Collections of Parent ~~and its~~, Intermediate Holdings and their respective Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent ~~and its~~, Intermediate Holdings and their respective Subsidiaries, (f) perform, exercise and enforce any and all other rights and remedies of the Lender Group with respect to Parent ~~or its~~, Intermediate Holdings and their respective Subsidiaries, the Obligations, the Collateral, the Collections of Parent ~~and its~~, Intermediate Holdings and their respective Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2         Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects except to the extent that such selection was made with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

15.3         Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries. No Agent-Related Persons shall be under any obligation to ascertain as to whether any Assignee or Participant is a direct competitor of Borrower nor shall any Agent- Related Person have any liability to Parent, ~~any of its~~Intermediate Holdings or any of their respective Subsidiaries or Affiliates or other Persons as a result of any assignment or participation by a Lender to a direct competitor of Borrower.

15.4         Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5         Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default,” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested in writing by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such written request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6         Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent ~~and its~~, Intermediate Holdings or any of their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Parent, ~~any of its~~Intermediate Holdings, any of their respective Subsidiaries or any other Person party to a Loan Document, and all applicable bank and other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Parent, ~~any of its~~Intermediate Holdings or any of their respective Subsidiaries or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Parent, ~~any of its~~Intermediate Holdings or any of their respective Subsidiaries or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to Parent, ~~its~~Intermediate Holdings or any of their respective Subsidiaries, ~~its~~ Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7         Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent ~~and its~~, Intermediate Holdings or any of their respective Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Parent ~~or its~~, Intermediate Holdings or any of their respective Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8        Agent in Individual Capacity. Jefferies Finance and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent ~~and its~~, Intermediate Holdings or any of their respective Subsidiaries and Affiliates and any other Person party to any Loan Document as though Jefferies Finance were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Jefferies Finance or its Affiliates may receive information regarding Parent ~~or its~~, Intermediate Holdings or any of their respective Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent, Intermediate Holdings or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Jefferies Finance in its individual capacity.

15.9        Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless an Event of Default under Section 8.4 or 8.5 exists with respect to Borrower or unless such notice is waived by Borrower) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above; provided that, in the case of any Collateral held by Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such Collateral, as bailee, until such time as a successor Agent is appointed.

15.10       Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent ~~and its~~, Intermediate Holdings or any of their respective Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent ~~or its~~, Intermediate Holdings or any of their respective Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent, Intermediate Holdings or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11       Collateral and Guaranty Matters.

(a)            The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under this Agreement or any other Loan Document (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Parent or its Restricted Subsidiaries owned no interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased to Parent ~~or its~~, Intermediate Holdings or any of their respective Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement, or (v) constituting property that is an Excluded Asset (as defined in the Security Agreement). The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (A) consent to, credit bid, or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (B) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (C) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated by Agent for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of the Obligations so credit bid) in the asset or assets so purchased (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (x) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (y) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)            Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Parent ~~or its~~, Intermediate Holdings or any of their respective Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.

(c)            The Lender Group hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent or Borrower, the Lender Group and, by entering into a Bank Product Agreement, the Bank Product Providers agree that they, will confirm in writing Agent’s authority to release any such Guarantor pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly so released) and the Agent’s Liens shall automatically attach to the proceeds from any such sale, license, lease, or other dispositions of any such Collateral.

15.12       Restrictions on Actions by Lenders; Sharing of Payments.

(a)            Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent ~~or its~~, Intermediate Holdings or any of their respective Subsidiaries or any deposit accounts of Parent ~~or its~~, Intermediate Holdings or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)            Except to the extent otherwise provided in this Agreement, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13       Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender (or Bank Product Provider) obtain possession or control of any such Collateral, such Lender (or Bank Product Provider) shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14       Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees or interest of the Obligations.

15.15       Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents (including any intercreditor agreement contemplated by this Agreement). Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16       Name Agents. The parties hereto acknowledge that the Joint Arrangers hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

16.          WITHHOLDING TAXES.

(a)            All payments made by Borrower or any other Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, and in the event any deduction or withholding of taxes is required, Borrower agrees that (i) if such taxes are within the definition of Taxes, the sum payable by the relevant Loan Party shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 16) Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the relevant Loan Party shall make such deductions or withholdings, and (iii) the relevant Loan Party shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Borrower will furnish to Agent as promptly as possible after the date the payment of any tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower.

(b)        (i) Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies (“Other Taxes”) that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(ii)            Borrower shall indemnify Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Taxes or Other Taxes payable or paid by Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower or any other Loan Party hereunder or under any other Loan Document (including Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 16) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (in each case, with a copy delivered concurrently to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)           (i) If a Lender or Participant is entitled to an exemption or reduction from United States withholding tax, such Lender or Participant shall deliver to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(A)            if such Lender or Participant claims an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant substantially in the form of Exhibit J-1, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC (a “U.S. Tax Compliance Certificate”), and (B) a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E, as applicable;

(B)            if such Lender or Participant claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, (x) with respect to payments of interest under any Loan Document, a properly completed and executed copy of IRS Form W- 8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)            if such Lender or Participant claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(D)            to the extent a Foreign Lender is not the beneficial owner, a properly completed and executed copy of IRS Form W-8IMY, accompanied by a properly completed and executed copy of IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner; or

(E)            a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms or promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(ii)            If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)            If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant shall use reasonable efforts to deliver to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is able to deliver such forms legally and without suffering material prejudice or unreimbursed cost, provided, however, that nothing in Section 16(c) and Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall use reasonable efforts to provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e)            If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Agent (in the case of a sale of a participation interest, solely if such Agent is applicable withholding agent under applicable law and therefore is required to so receive notice) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto (it being understood that the documentation required under this Section 16 shall be delivered by the Participant to the participating Lender).

(f)            If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation), then Borrower and Agent (or, if it is the withholding agent under applicable law, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g)            If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (and, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (and, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (and, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(h)            If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall promptly notify Borrower and promptly pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or such Lender hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Agent or Lender be required to pay any amount to Borrower pursuant to this paragraph (h) the payment of which would place the Agent or Lender in a less favorable net after-tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

(i)            Each party’s obligations under this Section 16 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

17.         GENERAL PROVISIONS.

17.1         Effectiveness. This Agreement shall be binding and deemed effective when executed by Parent, Borrower, Agent and each Lender whose signature is provided for on the signature pages hereof.

17.2         Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3         Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4         Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5         Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers, and by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrower may obtain Bank Products from any Bank Product Provider, although Borrower is not required to do so. Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6         Debtor-Creditor Relationship. The relationship between the Lenders, any SPC and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group or any SPC has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties or any SPC, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7        Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents (including any Assignment and Acceptance or Auction Assignment and Assumption) shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement if reasonably requested by any other party hereunder, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8         Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of Borrower or each Guarantor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

17.9        Confidentiality.

(a)            Agent, Joint Arrangers and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent ~~and its~~, Intermediate Holdings or any of their respective Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent, Joint Arrangers and Lenders in a confidential manner, and shall not be disclosed by Agent, Joint Arranger or Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i) “Lender Group Representatives”) on a “need to know” basis, in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to, and to treat such information in accordance with, the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent, Joint Arrangers or Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that, prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed to receive such Confidential Information hereunder subject to, and to treat such information in accordance with, the terms of this Section 17.9, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents, provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, Joint Arrangers, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, (x) in connection with, and to the extent necessary or reasonably desirable, for the exercise of any right or remedy under this Agreement or under any other Loan Document, (xi) to the extent that such information is received by Agent, any Lender, Joint Arrangers, or any of their respective Affiliates from a third party that is not, to the knowledge of any such Person, subject to confidentiality obligations owing to Borrower, (xii) to the extent that such information is independently developed by Agent, any Lender, Joint Arrangers, or any of their respective Affiliates, (xiii) for purposes of establishing a “due diligence” defense, and (xiv) to any actual or prospective investor in an SPC. The provisions of this Section 17.9(a) shall survive for 2 years after the payment in full of the Obligations.

(b)            Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

(c)            Anything in this Agreement or the other Loan Documents to the contrary notwithstanding (other than preceding clause (b)), in no event shall Agent, Joint Arrangers or any Lender issue any press release or other public announcement regarding this Agreement, the other Loan Documents, Parent or any of its Restricted Subsidiaries without the prior review and approval of such proposed press release or other public announcement by Borrower.

17.10       Lender Group Expenses. Borrower agrees to pay any and all Lender Group Expenses on the earlier of (a) the first day of the month or (b) the date on which demand therefor is made by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11       Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

17.12       USA PATRIOT Act, Etc. Each Lender that is subject to the requirements of the Patriot Act and the Beneficial Ownership Regulation and hereby notifies Parent and Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Parent, Borrower and each other Loan Party, which information includes the name and address of Parent, Borrower and each other Loan Party and other information that will allow such Lender to identify Parent, Borrower and each other Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

17.13       Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. In the event of a direct conflict between the terms and provisions of this Agreement and any other Loan Document, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Agreement shall control and govern; provided, however, that the inclusion in any Loan Document of additional obligations on the part of any Loan Party or supplemental rights and remedies in favor of Agent, in each case in respect of the Collateral, shall not be deemed a conflict with this Agreement. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.14       Gaming Laws.

(a)            This Agreement and the other Loan Documents are (or may be) subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, the Lenders, Agent and the Bank Product Providers acknowledge that (i) they are or may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents with respect to the Gaming Collateral and the ownership and operation of facilities subject to the jurisdiction of the Gaming Authorities may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that any required approvals (including prior approvals) are obtained from the relevant Gaming Authorities. Further, the pledge of any Capital Stock (the “Pledged Gaming Interests”) issued by any Restricted Subsidiary that is subject to the jurisdiction of applicable Gaming Authorities as a licensee or holding company under applicable Gaming Laws of such Gaming Authorities may require the approval of such applicable Gaming Authorities in order to be effective. To the extent such approvals are required by applicable Gaming Authorities, no certificates evidencing the subject Pledged Gaming Interests may be delivered to Agent or any custodial agent until such approval has been obtained.

(b)            Agent and the Bank Product Providers each agree to cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities and Liquor Authorities relating to the Loans or the Loan Documents.

(c)            Notwithstanding anything to the contrary contained in this Agreement, the Lenders acknowledge and agree that if Borrower receives a notice from any applicable Gaming Authority that any Lender is a disqualified holder (and such Lender is notified by Borrower in writing of such disqualification), Borrower shall have the right to (i) cause such disqualified holder to transfer and assign, without recourse, all of its interests, rights and obligations in its outstanding Term Loans or (ii) in the event that (A) Borrower is unable to effect an assignment of such Term Loans after using its best efforts to cause such an assignment and (B) no Default or Event of Default has occurred and is continuing, prepay such disqualified holder’s Term Loans. Notice to such disqualified holder shall be given at least 10 days prior to the required date of assignment or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to Gaming Laws. Notwithstanding anything herein to the contrary, any prepayment of a Term Loan shall be at a price that, unless otherwise directed by a Gaming Authority, shall be equal to the sum of the principal amount of such Term Loan and accrued and unpaid interest thereon to the date such Lender or holder became a disqualified holder (plus any fees and other amounts accrued for the account of such disqualified holder to the date such Lender or holder became a disqualified holder).

(d)            If during the existence of an Event of Default it shall become necessary or, in the opinion of the Required Lenders, advisable for an agent, supervisor, receiver or other representative of the Lenders to obtain interim authorization, become licensed or found qualified under any Gaming Law or otherwise obtain any needed approval of the Gaming Authorities as a condition to receiving the benefit of any Gaming Collateral encumbered by the Loan Documents or to otherwise enforce the rights of Agent, the Bank Product Providers and the Lenders under the Loan Documents with respect to the Gaming Collateral, each of Parent, Intermediate Holdings and Borrower (on its own behalf and on behalf of each of its Subsidiaries) hereby agrees to consent to the application for such interim authorization, licensure or qualification determination or approval of the Gaming Authorities and to execute (or cause any applicable Subsidiary to execute) such further documents as may be required in connection with the evidencing of such consent and also any other documents as shall be required by the Gaming Authorities in order to permit the Gaming Authorities to consider and rule upon the application of an agent, supervisor, receiver or other representative of the Lenders to obtain interim authorization, become licensed or found qualified or otherwise obtain the approval of the Gaming Authorities to receive the benefit of any Gaming Collateral encumbered by the Loan Documents or to otherwise enforce the rights of Agent, the Bank Product Providers and the Lenders under the Loan Documents with respect to the Gaming Collateral.

17.15       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

17.16       Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the ~~Credit~~Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.17       Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Joint Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, or the Commitments;

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Joint Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agent, the Joint Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature pages to follow.]

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“2020 Buyback Term Loans” means, on the First Amendment Auction Date (as defined in the First Amendment), immediately upon and after the 2020 Conversion, the B Term Loans made to the Borrower pursuant to Section 2.2(a) of the Original Credit Agreement that the Lenders converted and reclassified into a new tranche of 2020 Buyback Term Loans pursuant to the First Amendment.

“2020 Buyback Term Loan Lenders” means Lenders holding 2020 Buyback Term Loans, in their capacity as such.

“2020 Buyback Term Loan Maturity Date” means October 4, 2023.

“2020 Conversion” has the meaning specified in the First Amendment.

“2020 Initial Term Loans” means (i) immediately prior to the First Amendment Auction Date, the B Term Loans made to the Borrower pursuant to Section 2.2(a) of the Original Credit Agreement and (ii) on the First Amendment Auction Date, immediately upon and after the 2020 Conversion, the B Term Loans made to the Borrower pursuant to Section 2.2(a) of the Original Credit Agreement that were not subject to an Assignment and Assumption Agreement countersigned by Agent on the First Amendment Auction Date pursuant to the First Amendment, which remain outstanding under this Agreement, immediately after giving effect to the 2020 Conversion.

“2020 Initial Term Loan Lenders” means Lenders holding 2020 Initial Term Loans, in their capacity as such.

“2020 Initial Term Loan Maturity Date” means October 4, 2023.

“Accepting Lenders” has the meaning specified therefore in Section 2.18(a) of the Agreement.

“Account” means an account (as that term is defined in the Code).

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Capital Stock of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affected Tranche” has the meaning specified therefor in Section 2.18(a) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person; provided that (x) Agent and its Affiliates shall not be deemed to be an Affiliate of any Loan Party and its respective Affiliates and (y) Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, that (a) any Person which owns directly or indirectly 10% or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Affiliate Assignment and Acceptance” means an Affiliate Assignment and Acceptance Agreement substantially in the form of Exhibit B-2 (as amended by the First Amendment) or such other form as may be approved by Agent.

“Affiliate Transaction” has the meaning specified therefor in Section 6.12 of the Agreement.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by Parent, by Borrower or by any of ~~their~~the Restricted Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Amendment Effective Date” has the meaning specified in the First Amendment.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Maturity Date for such Obligations (or any earlier date upon which the Obligations have become due and payable in full pursuant to Section 9.1), or (b) a continuing Event of Default and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit B-1 (as amended by the First Amendment) or such other form as may be approved by Agent.

“Auction” has the meaning specified therefor in Section 2.15(a) of the Agreement.

“Auction Manager” has the meaning specified therefor in Section 2.15(a) of the Agreement.

“Auction Notice” has the meaning specified therefor in Schedule 2.15 ~~(as amended by the First Amendment)~~.

“Authorized Person” means, with respect to (i) delivering Notices of Borrowing, LIBOR Notices and similar notices, any person or persons that has or have been authorized by the Board of Directors of Borrower to deliver such notices pursuant to the Agreement and that has or have appropriate signature cards on file with Agent, (ii) delivering financial information and officer’s certificates pursuant to the Agreement, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the controller or the principal accounting officer of Borrower, and (iii) any other matter in connection with the Agreement or any other Loan Document, any officer (or a person or persons so designated by any two officers) of Parent, Intermediate Holdings or Borrower.

“Available Amount” means, at any date of determination, a cumulative amount equal to the amount of Net Cash Proceeds actually received (x) by Parent after the Closing Date and prior to the Amendment Effective Date or (y) by Intermediate Holdings after the Amendment Effective Date, in each case, from the issuance of any of its respective Equity Interests (or through capital contributions to its equity) (other than Prohibited Preferred Stock), in each case, so long as such Net Cash Proceeds have been contributed to Borrower as common equity.

“B Term Loans” means the 2020 Initial Term Loans and the 2020 Buyback Term Loans.

“B Term Loan Amount” means $300,000,000.

“B Term Loan Commitment” means, for each Lender, the amount set forth opposite such Lender’s name in Schedule C-1 directly below the column entitled “B Term Loan Commitment,” as such amount may be terminated on the Closing Date pursuant to the Agreement. As of the First Amendment Signing Date, the aggregate outstanding amount of B Term Loan Commitments is $0.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any one or more of the following financial products or accommodations extended to Parent, Borrower or its Restricted Subsidiaries by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Parent, Borrower or its Restricted Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than in respect of any Hedge Obligations owed to a Bank Product Provider) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees or expenses owing by Parent, Borrower or its Restricted Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and (b) all Hedge Obligations.

“Bank Product Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Jefferies Finance or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 10 Business Days after the provision of such Bank Product to a Loan Party or any of its Restricted Subsidiaries; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers (other than with respect to Hedge Agreements that are then in effect) and the obligations with respect to such Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Letter Agreement” means a letter agreement in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider and Agent.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time, (iii) the LIBOR Rate for a LIBOR Rate Loan with a 1 month interest period commencing on such day plus 1.00% and (iv) with respect to (x) B Term Loans only, 2.00% and (y) any Tranche of Other Term Loans, such percentage as may be agreed to in the respective Refinancing Amendment or Loan Modification Agreement, as applicable. For purposes of this definition, the LIBOR Rate shall be determined using the LIBOR Rate as otherwise determined by Agent in accordance with the definition of LIBOR Rate, except that (I) if a given day is a Business Day, such determination shall be made on such day (rather than 2 Business Days prior to the commencement of an Interest Period) or (II) if a given day is not a Business Day, the LIBOR Rate for such day shall be the rate determined by Agent pursuant to preceding clause (I) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such LIBOR Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such LIBOR Rate, respectively.

“Base Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means for each other Tranche of Loans, the LIBOR Rate Margin in effect from time to time for such Tranche of Loans minus 1.00%.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” of any Person means the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” has the meaning specified therefor in the preamble to this Agreement.

“Borrowing” means the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments (or outstanding Loans) of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of LIBOR Rate Loans, the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.12(d)(ii) of the Agreement shall be considered part of the related Borrowing of LIBOR Rate Loans.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan or the determination of the Base Rate pursuant to clause (iii) of the definition thereof, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures made in such fiscal year by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash, financed, or incurred, but excluding capitalized interest.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Stock” means:

(a)            in the case of a corporation, corporate stock;

(b)            in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock;

(c)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P Global Ratings (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above, and (i) in the case of any Foreign Restricted Subsidiary only, substantially similar investments of the type described in clauses (a) through (h) above denominated in foreign currencies and from similarly capitalized and rated foreign banks in the jurisdiction in which such Foreign Restricted Subsidiary is organized.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the IRC.

“Change of Control” means that (a) Permitted Holders fail to own and control, directly or indirectly (on a fully diluted basis), 50.1%, or more, of the Capital Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (b) Parent at any time ceases to own, directly or indirectly, 100% of the Equity Interests of Borrower or ceases to have the power to vote, or direct the voting of, any such Equity Interests, (c)  ~~the Parent~~Intermediate Holdings and its Restricted Subsidiaries shall have disposed of (whether in one transaction or in a series of transactions) all or substantially all of their assets or business (whether now owned or hereafter acquired) ~~or~~, (d) Intermediate Holdings ceases to own 100% of the Equity Interests of Borrower or ceases to have the power to vote, or direct the voting of, any such Equity Interests, (e)  a “Change of Control” occurs under and as defined in any document evidencing any Credit Agreement Refinancing Indebtedness~~.~~ or (f) Permitted Holders fail to own and control, directly or indirectly (on a fully diluted basis), 50.1%, or more, of the Capital Stock of Intermediate Holdings having the right to vote for the election of members of the Board of Directors of Intermediate Holdings.

“Change of Control Offer” has the meaning specified therefor in Section 2.4(e)(iv) of the Agreement.

“Change of Control Premium” has the meaning specified therefor in Section 2.4(e)(iv) of the Agreement.

“Closing Date” means the date on which Agent acknowledges to Borrower that Agent is satisfied that each of the conditions precedent set forth on Schedule 3.1 have either been satisfied or waived.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s, Intermediate Holding’s, Borrower’s or any of their Restricted Subsidiaries’ books and records, Equipment, or Inventory or any other agreements under which, among other things, a landlord waives or subordinates its lien on tenant property and grants Agent access to the applicable leased premises in order to sell, gather or otherwise deal with Collateral as may be entered into from time to time with respect to leases with respect to Real Property entered into prior to, on or after the Closing Date, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds and cash proceeds of asset sales).

“Commitment” means, with respect to each Lender, its B Term Loan Commitment, its Other Term Commitment of any Tranche or its Total Commitment, as the context requires and, with respect to all Lenders, their B Term Loan Commitments, their Other Term Commitments of any Tranche or their Total Commitments, as the context requires.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C (or such other form as Agent may approve) delivered by an Authorized Person of Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 17.16.

“Credit Agreement Refinancing Indebtedness” means Indebtedness (whether in the form of revolving loans, term loans or one or more series of notes, which, to the extent permitted below, may be secured or unsecured and senior or subordinated) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing B Term Loans and any then existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, accrued and unpaid interest and fees and expenses, commissions and underwriting discounts incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than and does not have a Weighted Average Life to Maturity shorter than, the Refinanced Debt (or, in the case of any such Indebtedness ranking junior (as to payment or security) to the Refinanced Debt or that is unsecured, does not mature earlier than 91 days after the Latest Maturity Date and does not have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of existing Term Loans plus 91 days), (c) does not have mandatory prepayment or redemption provisions (other than, subject to the first proviso below in this definition, customary asset sale proceeds events, insurance and condemnation proceeds events, change of control offers or events of default) that could result in the prepayment or redemption thereof prior to the maturity date of the Refinanced Debt, (d) is not guaranteed by any entity that is not a Loan Party, (e) in the case of any secured Indebtedness, (i) is not secured by any assets not securing the Obligations and (ii) is secured on an equal priority basis with or on a junior basis to the Liens securing the Obligations and is subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent, (f) is used on the date on which it is incurred to repay, refinance, defease or satisfy and discharge the respective Refinanced Debt and all accrued and unpaid interest, fees and premiums (if any) associated therewith, and all expenses, commissions and underwriting discounts incurred in connection therewith, (g) shall be established as a separate facility that is not incurred under this Agreement to the extent that such Indebtedness is in the form of one or more series of notes or does not otherwise constitute a Tranche of Loans or Commitments hereunder, (h) has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and, subject to clauses (b) and (c) above, prepayment or redemption provisions, provided that, any such Indebtedness that is secured on an equal priority basis with the Liens securing the Obligations may participate in any voluntary or mandatory prepayment on a pro rata basis (or on a basis that is less than pro rata, but not on a greater than pro rata basis) with the Loans) that are not more restrictive to the Loan Parties and their Restricted Subsidiaries (when taken as a whole and as reasonably determined by Borrower) than the Indebtedness being exchanged, extended, renewed, replaced or refinanced (when taken as a whole) are to the Loan Parties and their Restricted Subsidiaries unless the Refinanced Debt is (A) replaced or refinanced in full and if the Refinanced Debt is contractually subordinated to the Loans in right of payment, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated to the Loans on the same basis, (B) contractually subordinated to the Loans in right of security, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated to the Loans on the same basis or be unsecured and (C) unsecured, such Credit Agreement Refinancing Indebtedness shall be unsecured.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.3(e)(B) of the Agreement, any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent or any Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due (unless such amount is subject to a good faith dispute), (b) has notified Borrower or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender under this clause (d) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided further, that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 13.1(l) of the Agreement. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above (notwithstanding anything to the contrary contained in any such clause) shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.3(e)(B) of the Agreement) upon delivery of written notice of such determination to Borrower and each Lender.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to (or, if respective payment obligation does not relate to any particular Tranche of Loans, the respective rate then applicable to Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto)) Base Rate Loans of the respective Tranche (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account identified on Schedule D-1 or such other deposit account of a Loan Party (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

“Designated Account Bank” means the Designated Account Bank identified on Schedule D-1.

“Division” has the meaning specified therefor in Section 1.8.

“Dollars” or “$” means United States dollars.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engagement Letter” means that certain amended and restated engagement letter, dated April 28, 2020, among Borrower, Jefferies Finance, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc. and Citizens Bank, N.A.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Parent,  Intermediate Holdings, Borrower or any of their Restricted Subsidiaries (or, in the case of Section 10.3 of the Agreement, any of their Subsidiaries), or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries (or, in the case of Section 10.3 of the Agreement, any of their Subsidiaries), or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent, Intermediate Holdings, Borrower or their Restricted Subsidiaries (or, in the case of Section 10.3 of the Agreement, any of their Subsidiaries), relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interest” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent, Intermediate Holdings, Borrower or their Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent, Intermediate Holdings, Borrower or their Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent, Intermediate Holdings, Borrower or any of their Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent, Intermediate Holdings, Borrower or any of their Subsidiaries and whose employees are aggregated with the employees of Parent, Intermediate Holdings, Borrower or their Subsidiaries under IRC Section 414(o).

“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Benefit Plan, as to which the PBGC has not waived under subsection.22,.23,.25,.27 or.28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Benefit Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(a)(2) of ERISA of a notice of intent to terminate any Benefit Plan or the termination of any Benefit Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (d) the failure to make a required contribution to any Benefit Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the IRC or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the IRC or Section 302 of ERISA, whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the IRC with respect to any Benefit Plan, or that such filing may be made; or a determination that any Benefit Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the IRC or Section 303 of ERISA; Parent, Intermediate Holdings, Borrower, any Restricted Subsidiary or any ERISA Affiliate incurring any liability under Section 436 of the IRC, or a violation of Section 436 of the IRC with respect to a Benefit Plan; or the failure to make any required contribution to a Multiemployer Plan; (e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA with respect to a Benefit Plan; (f) the complete or partial withdrawal of Parent, Intermediate Holdings, Borrower, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by Parent, Intermediate Holdings, Borrower, any Restricted Subsidiary or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from Parent, Intermediate Holdings, Borrower, any Restricted Subsidiary or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the IRC or Section 305 of ERISA; or (g) Parent, Intermediate Holdings, Borrower, a Restricted Subsidiary or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Benefit Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor or the grant of security interest becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Fair Market Value” means the consideration that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“FATCA” has the meaning specified therefor in the definition of Taxes.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, on the next succeeding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations (rounded upwards, if necessary, to the next 1/100th of 1%) for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter, dated April 7, 2020, between Borrower and Agent.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of June 12, 2020, by and among the Borrower, Parent, the other Loan Parties party thereto, the Lenders party thereto and the Agent.

“First Amendment Auction Date” has the meaning specified therefor in the First Amendment.

“First Amendment Buyback Amount” means the principal amount of Term Loans purchased by the Borrower or its Affiliates pursuant to the First Amendment Term Loan Buybacks.

“First Amendment Golden Nugget Note Payment” means the payment of up to $150,000,000, but not more than the First Amendment Buyback Amount, of principal indebtedness owed to Parent under the Golden Nugget Note made by Golden Nugget to Parent on or around the Amendment Effective Date.

“First Amendment Signing Date” has the meaning specified in the First Amendment.

“First Amendment Term Loan Buybacks” has the meaning specified therefor in the First Amendment.

“First Amendment Transactions” has the meaning specified therefor in the First Amendment.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Flow Through Entity” means an entity that is treated as (i) a partnership not taxable as a corporation, (ii) a grantor trust, (iii) a disregarded entity, (iv) an “S” corporation or (v) a qualified subchapter “S” subsidiary for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC Section 7701(a)(30).

“Foreign Subsidiary Holding Company” has the meaning specified therefor in Section 5.11(a) of the Agreement.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of Borrower that is not organized under the laws of the United States or any state of the United States or the District of Columbia.

“Funding Date” means the date on which an incurrence of Loans occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” has the meaning specified therefor in Section 1.2 of the Agreement; provided, however, all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159 (or any similar accounting principle permitting a Person to value its financial liabilities at the fair value thereof).

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province, city, or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by any Loan Party or its Subsidiaries, including without limitation, the City of Las Vegas, the Clark County Liquor and Gaming Licensing Board, the Louisiana Gaming Control Board, the Louisiana Department of Public Safety and Corrections, Office of State Police, Gaming Enforcement Section, the Louisiana Office of Alcohol and Tobacco Control, the New Jersey Casino Control Commission and Division of Gaming Enforcement, the Mississippi Gaming Commission and the Mississippi Department of Revenue.

“Gaming Business” means the business and operations of Borrower and its Restricted Subsidiaries with respect to, and the properties and assets of Borrower and its Restricted Subsidiaries used in connection with, any casino (including riverboat casinos), hotel casino or gaming business now or in the future owned by Borrower or any of its Restricted Subsidiaries or in which Borrower or any of its Restricted Subsidiaries has an interest either through a joint venture or as a party to a management agreement.

“Gaming Collateral” means (x) the Capital Stock of Borrower and any Restricted Subsidiary of Borrower that directly or indirectly owns a Gaming Business or (y) any other Collateral used in a Gaming Business.

“Gaming Laws” means all applicable federal, state and local laws, rules and regulations and ordinances pursuant to which the Gaming Authorities possess regulatory, licensing or permit authority over the ownership or operation of gaming facilities.

“Gaming License” means any grant of interim authorization, qualification or determination and any finding of suitability, registration, license (including any conditions thereto), franchise or other approval or authorization issued by or from any Gaming Authority under Gaming Laws that is required to own, lease, operate or otherwise conduct or manage the gaming activities of Borrower and its Restricted Subsidiaries in any state or jurisdiction in which Borrower or any of its Restricted Subsidiaries conducts business.

“Gaming Property” means each property described on Schedule G-2.

“Golden Nugget” means Golden Nugget, LLC, a Nevada limited liability company.

“Golden Nugget Note” means the note issued by Golden Nugget, LLC to Parent under the Note Purchase Agreement.

“Golden Nugget Note Purchase Agreement” means the Note Purchase Agreement, dated as of April 28, 2020, by and among Parent, as the purchaser and Golden Nugget, as the issuer.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency (including, without limitation, any Gaming Authority and Liquor Authority) or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Granting Lender” has the meaning specified therefor in Section 13.1(l) of the Agreement.

“Guarantors” means (a) Parent, (b) Intermediate Holdings, (c) each wholly-owned Restricted Subsidiary of Borrower (other than (x) any Immaterial Subsidiary (except to the extent provided in Section 5.11(b) or (d) of the Agreement), (y) any CFC or Foreign Subsidiary Holding Company in existence on the Closing Date (except to the extent provided in Section 5.11(d) of the Agreement) and (z) any Restricted Subsidiary that is not required to become a Guarantor pursuant to Section 5.11 of the Agreement (but otherwise subject to Section 5.11(d) of the Agreement)), and (~~c~~d) any other guarantor of the Obligations, and “Guarantor” means any one of them. Schedule G-1 specifies all Guarantors as of the Closing Date.

“Guaranty” means that certain general continuing guaranty, dated as of even date with the Agreement, executed and delivered by each extant Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in the form of Exhibit D.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Bank Product Providers; provided, however, that the term “Hedge Obligations” shall specifically exclude Excluded Swap Obligations of Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“IGaming Business” means the internet gaming (casino and sports wagering) business to be conducted by Borrower.

“Immaterial Subsidiary” means, at any date of determination, any direct or indirect Restricted Subsidiary of Borrower that (a) does not own or possess any assets (including Equity Interests in any Person) having a Fair Market Value in excess of $100,000 in the aggregate as of the last day of the Test Period most recently ended on or prior to the date of determination and (b) has gross revenues for such Test Period not in excess of $100,000 as of the last day of the Test Period most recently ended on or prior to the date of determination, in each case determined in accordance with GAAP; provided, however, a Restricted Subsidiary of Borrower that (x) no longer meets the foregoing requirements of this definition or is otherwise required to become a Loan Party pursuant to Section 5.11(b) or (d) of the Agreement or (y) guarantees or otherwise provides direct credit support for any Indebtedness of Borrower or any other Loan Party, in each case, shall no longer constitute an Immaterial Subsidiary for purposes of the Agreement. Schedule I-2 specifies all Immaterial Subsidiaries as of the Closing Date.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the Fair Market Value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with the Agreement, executed and delivered by Parent, Borrower, each of Borrower’s Subsidiaries and Agent, in the form of Exhibit E.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 (or, if agreed to by all Lenders under the applicable Tranche of Loans, 12) months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, 6 or 12 months after the date on which the Interest Period began, as applicable, and (d) Borrower may not elect an Interest Period for any Tranche of Loans which will end after the Maturity Date for such Tranche of Loans.

~~“Intermediate Holdings” has the meaning specified therefor in Section 6.3(d)(i)(x) of the Agreement.~~

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), or acquisitions of Indebtedness, Capital Stock, other Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person) (including any Acquisition), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Jefferies Finance” has the meaning specified therefor in the preamble to the Agreement.

“Joint Arrangers” means Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc. and Citizens Bank, N.A., each in their capacity as lead arrangers and bookrunners.

“Joint Arranger-Related Persons” means the Joint Arrangers, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Junior Financing” means any Indebtedness (other than any permitted intercompany Indebtedness owing to Borrower or any Restricted Subsidiary) that is (a) subordinated in right of payment to the Obligations, (b) secured on a junior basis to the Liens securing the Obligations or (c) unsecured and incurred in reliance on clauses (d), (e) and (s) of the definition of Permitted Indebtedness.

“Landry’s Gaming” means Landry’s Gaming LLC, a Nevada limited liability company.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan or any Other Term Commitment, in each case as extended in accordance with the Agreement from time to time.

“Lender” means each financial institution listed on Schedule C-1 and any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.17, 2.18, 13.1 or 14.2. For the avoidance of doubt, from and after the First Amendment Auction Date, “Lenders” shall include 2020 Initial Term Loan Lenders and the 2020 Buyback Term Loan Lenders.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries under any of the Loan Documents that are paid, advanced or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, couriers and messengers, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, or the copyright office), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Engagement Letter), real estate surveys, real estate title policies and endorsements (up to the amount of any limitation set forth in the Loan Documents), and environmental audits, (c) out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), together with Agent’s customary charges and fees (as adjusted from time to time) with respect thereto, (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Engagement Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries, (h) Agent’s and the Joint Arranger’s reasonable costs and expenses (including reasonable attorney’s fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), or syndicating (including rating the Loans), or amending the Loan Documents, (i) Agent’s reasonable costs and expenses (including reasonable attorney’s fees) incurred in amending the Loan Documents, and (j) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent, Intermediate Holdings, Borrower or any of Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or, during the continuance of an Event of Default, in taking any Remedial Action concerning the Collateral (provided that, for purposes of this clause (j), Lender Group Expenses will only include the fees and expenses of (A) counsel representing Agent (including any special counsel and any local counsel, in each case, in any relevant jurisdiction) and (B) a single counsel representing all of the Lenders unless representation of all of the Lenders would be inadvisable due to the existence of any actual or potential conflict of interest).

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit F.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means, with respect to any Borrowing of LIBOR Rate Loans for any Interest Period, the higher of (i) (a) the rate per annum determined by Agent at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period to be the offered rate that appears on the page of the Reuters Screen LIBOR01 (or any successor thereto) (or any comparable or successor rate which is approved by Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time), which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person that takes over the administration of that rate or any successor or comparable rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, however, that (x) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (y) if Reuters Screen LIBOR01 (or any successor thereto or comparable page thereof as provided above) shall at any time no longer exist, the “LIBOR Rate” shall be, with respect to each day during each Interest Period pertaining to LIBOR Rate Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, 2 Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Rate Loan to be outstanding during such Interest Period), divided by (b) a percentage equal to 100% minus the Reserve Percentage, and (ii) (x) with respect to B Term Loans only, 1.00% per annum and (y) with respect to any Tranche of Other Term Loans, such percentage as may be agreed to in the respective Refinancing Amendment or Loan Modification Offer, as applicable.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means a percentage per annum equal to (i) for any day from the Closing Date through the date immediately preceding the First Amendment Auction Date, (a) in the case of B Term Loans (as defined in the Original Credit Agreement) maintained as LIBOR Rate Loans, 12.00% and (b) in the case of any Other Term Loans that are maintained as a LIBOR Rate Loan, that percentage per annum set forth in the respective Loan Modification Offer or Refinancing Amendment, as applicable, (ii) for any day on and after the First Amendment Auction Date, (a) in the case of 2020 Initial Term Loans maintained as LIBOR Rate Loans, 12.00%, (b) in the case of 2020 Buyback Term Loans maintained as LIBOR Rate Loans, 12.00% and (c) in the case of any Other Term Loans that are maintained as a LIBOR Rate Loan, that percentage per annum set forth in the respective Loan Modification Offer or Refinancing Amendment, as applicable.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquor Authority” means any agency, authority, board, bureau, commission, department, division, office or instrumentality of any nature whatsoever of the federal government or any state, county, city or other political subdivision, whether now or hereafter in existence, or any officer or official thereof, but only to the extent that such agency, authority, board, bureau, commission, department, division, office or instrumentality possesses the authority to regulate the sale, distribution and possession of alcoholic beverages, by Borrower or any of its Restricted Subsidiaries.

“Liquor Laws” means all applicable federal, state and local statutes, laws, rules and regulations pursuant to which Liquor Authorities possess regulatory, licensing or permit authority over the sale, distribution and possession of alcoholic beverages.

“Liquor Licenses” means all licenses, approvals, permits, privileges or other such rights necessary to permit Parent or any of its Restricted Subsidiaries to sell and dispense alcoholic beverages for on-premises consumption.

“Loan” means each B Term Loan and each Other Term Loan.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Mortgages, the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, any Refinancing Amendment, any Loan Modification Offer, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, any intercreditor or subordination agreement entered into by Agent as contemplated by the Agreement, and any other instrument or agreement entered into, now or in the future, by Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries and the Lender Group (or Agent on behalf thereof) in connection with the Agreement.

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to Agent, among Borrower, Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.18 of the Agreement.

“Loan Modification Offer” has the meaning assigned to such term in Section 2.18(a) of the Agreement.

“Loan Party” means Borrower or any Guarantor.

“Loan Party Representatives” has the meaning specified therefor in Section 4.17 of the Agreement.

“Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, the Agreement if all outstanding Obligations of the other Tranches under the Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Make Whole Amount” means, with respect to any prepayment of B Term Loans made prior to the 24 month anniversary of the Closing Date pursuant to Section 2.4(d) or Section 2.4(e), or with respect to B Term Loans the principal of which has become or has been declared to be immediately due and payable prior to the 24 month anniversary of the Closing Date pursuant to Section 9.1, an amount equal to (A) the present value at such prepayment or acceleration, of (i) 100% of the aggregate principal amount of the B Term Loans then prepaid or accelerated, plus (ii) all required remaining scheduled interest payments due on the principal amount of such B Term Loans prepaid through the 24 month anniversary of the Closing Date, minus (B) the outstanding principal amount of such B Term Loans then prepaid; provided that the Make Whole Amount may in no event be less than zero. For purposes of this definition, (A) “present value” with respect to each of clauses (A)(i) and (A)(ii) hereof shall be computed using a discount rate applied quarterly equal to the Treasury Rate as of the date of such prepayment (or repayment) plus 50 basis points and (B) “Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the 24 month anniversary of the Closing Date; provided that the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Make Whole Premium Period” has the meaning specified therefor in Section 2.4(g).

“Margin Stock” has the meaning specified therefor in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition of Parent, Intermediate Holdings and its Restricted Subsidiaries, taken as a whole, or Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of Parent’s, Borrower’s or any other Loan Party’s ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (including, but not limited to, the ability of the Loan Parties to operate their respective casinos at the Gaming Properties in accordance with the statement of conditions pertaining to the Primary Gaming Licenses and as required under the Gaming Laws), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries, provided, that for purposes of determining the existence of a Material Adverse Change, any actual or potential impact, direct or indirect, arising as a result of or related to (or could reasonably be expected to arise out of or result from) COVID-19, shall be excluded and shall not constitute, result in or otherwise have (or reasonably be expected to constitute, result or otherwise have) a Material Adverse Change.

“Maturity Date” means, (i) with respect to the 2020 Initial Term Loans, the 2020 Initial Term Loan Maturity Date, (ii) with respect to the 2020 Buyback Term Loans, the 2020 Buyback Term Loan Maturity Date and (iii) to the relevant Tranche of Loans or Commitments, the Term Loan Maturity Date or the maturity date specified in any Refinancing Amendment or Loan Modification Offer for the relevant Tranche of Other Loans, as the case may be.

“Maximum Interest” means, for any period of determination, the highest rate of interest permitted to be paid under the Agreement under any law that a court of competent jurisdiction shall, in a final and non-appealable determination, deem applicable.

“Minimum Borrowing Amount” means for each Tranche of Term Loans maintained as (x) Base Rate Loans, $1,000,000 and (y) LIBOR Rate Loans, $5,000,000.

“Minimum Liquidity Condition” means that the aggregate amount of cash and Cash Equivalents of Borrower and its Restricted Subsidiaries at such shall equal or exceed $50,000,000.

“MNPI” means material non-public information with respect to Parent, Intermediate Holdings or any of ~~its~~their respective Subsidiaries, or their respective securities.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgage Policy” means a lender’s title insurance policy (Form 2006) or such other form as may be acceptable to Agent.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds (including a fee, leasehold, Louisiana ship mortgage and/or first preferred ship mortgage, deed of trust or other document, creating and evidencing a first priority Lien (subject to Permitted Liens)) to secure debt, in each case including any amendments thereto and/or amendments and restatements thereof, executed and delivered by any Loan Party in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber Real Property Collateral and/or any gaming vessel or riverboat that constitutes Collateral.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Parent, Intermediate Holdings, Borrower, a Restricted Subsidiary or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Parent, Intermediate Holdings, Borrower, a Restricted Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” means:

(a)            with respect to any sale or disposition by Parent or any of its Restricted Subsidiaries of assets, the amount of cash proceeds actually received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Parent or any of its Restricted Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) the Obligations, (B) Indebtedness assumed by the purchaser of such asset, (C) [reserved], and (D) secured Credit Agreement Refinancing Indebtedness) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Restricted Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by Parent or such Restricted Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Restricted Subsidiaries, and are properly attributable to such transaction; and

(b)            with respect to (x) the issuance or incurrence of any Indebtedness by Parent or any of its Restricted Subsidiaries, (y) the issuance by Parent of any of its Equity Interests (or capital contributions to its equity) or the issuance by Intermediate Holding of any of its Equity Interests (or capital contributions to its equity) or (z) interest payments received pursuant to the Parent Intercompany Loan, the aggregate amount of cash actually received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Parent, or such Restricted Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, underwriting discounts, and expenses related thereto and required to be paid by Parent or such Restricted Subsidiary in connection with such issuance or incurrence and (ii) taxes paid or payable to any taxing authorities by Parent or such Restricted Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Restricted Subsidiaries, and are properly attributable to such transaction.

“New Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17 of the Agreement; provided that each New Lender shall be subject to the approval of Agent and otherwise be eligible to be a Lender hereunder pursuant to Section 13.1 of the Agreement (including by reason of obtaining all necessary consents hereunder in accordance with the terms thereof).

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.18(c) of the Agreement.

“Non-Defaulting Lender” means and includes each Lender, other than a Defaulting Lender.

“Notice of Borrowing” has the meaning specified therefor in Section 2.3(a) of the Agreement.

“Obligations” means (a) all Loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, if any, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party to the Lender Group pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Online Gaming Operations Agreement” means, both collectively and individually, as the context may require, that certain Online Gaming Operations Agreement dated as of April 27, 2020, by and among Golden Nugget Atlantic City, LLC, a New Jersey limited liability company (“GNAC”), as owner, and the Borrower, as operator, and each of the other agreements to be entered into pursuant to the provisions thereof between or among Borrower, GNAC, and/or GNAC’s Affiliates, including but not limited to the GN License Agreement, the Shared Services Agreement and the Live Dealer Studio Lease (each as defined in the Online Gaming Operations Agreement), and in each case as amended, modified, supplemented, restated or amended and restated from time to time.

“Original Credit Agreement” means this Agreement, as amended, restated or otherwise modified from time to time prior to the First Amendment Signing Date.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Other Loans” means one or more Tranches of Loans that result from a Refinancing Amendment.

“Other Term Commitments” means one or more classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans” means one or more Tranches of term loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Overpayment” has the meaning specified therefor in the definition of Permitted Tax Distributions.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Parent Intercompany Loan” means the intercompany loan made by the Borrower to Parent on the Closing Date in an amount not to exceed $300,000,000; provided that on the Amendment Effective Date after giving effect to the Parent Intercompany Loan Prepayment, the aggregate principal amount of indebtedness outstanding under the Parent Intercompany Loan is no less than $150,000,000.

“Parent Intercompany Loan Prepayment” means the prepayment of, or credit against, up to $150,000,000 of the outstanding principal balance of the Parent Intercompany Loan on the Amendment Effective Date.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Permitted Acquisition” means any Acquisition so long as:

(a)            no Event of Default shall have occurred and be continuing or would result from the consummation of such proposed Acquisition and such proposed Acquisition is consensual,

(b)            the assets being acquired or the Person whose Capital Stock is being acquired, are useful in or engaged in, as applicable, the business of Borrower and its Restricted Subsidiaries otherwise permitted by Section 6.6 of the Agreement,

(c)            except as provided in clause (d) below, the subject assets or Capital Stock, as applicable, are being acquired directly by a Borrower or one of its Restricted Subsidiaries that is a Loan Party, and, in connection therewith, (x) Borrower or the applicable Loan Party shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement and (y) in the case of an acquisition of Capital Stock, the Person being acquired shall become a Loan Party and shall have complied with the requirements of Section 5.11 and 5.12, as applicable, of the Agreement, and

(d)            prior to the consummation of the proposed Acquisition, Borrower shall have delivered to Agent a certificate executed by an Authorized Person of Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (a) through (c).

“Permitted Amendment” means an amendment to the Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.18 of the Agreement, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Base Rate Margin and LIBOR Rate Margin and/or modifying the amortization schedule with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders, (c) amended covenants or other provisions shall be substantially identical to or not more favorable (when taken as a whole and as reasonably determined by Borrower) to the Accepting Lenders than the Indebtedness subject to such Loan Modification Offer and/or (d) other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a)            the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(b)            the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(c)            the granting of Permitted Liens,

(d)            the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(e)            any involuntary loss, damage or destruction of property,

(f)            any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(g)            the leasing or subleasing of assets of Borrower or any of its Restricted Subsidiaries in the ordinary course of business,

(h)            the lapse of registered patents, trademarks and other intellectual property of Borrower and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change,

(i)            sales, transfers or other dispositions of assets between or among Borrower and its Restricted Subsidiaries that are Loan Parties,

(j)            any issuance of Equity Interests by a Restricted Subsidiary of ~~Parent to Parent~~Intermediate Holdings to Intermediate Holdings or to a Restricted Subsidiary of ~~Parent~~Intermediate Holdings to the extent otherwise permitted by the Agreement,

(k)            the making of a Restricted Junior Payment that is permitted to be made pursuant to the Agreement,

(l)            the making of a Permitted Investment,

(m)            the sale, abandonment, disposition, lease or sublease of products, inventory, equipment, services, accounts receivable or other assets, or the granting of any option or other right to purchase, lease or otherwise acquire such assets, in each case, in the ordinary course of business and any sale or other disposition of assets that are damaged, worn-out, obsolete or otherwise unsuitable for use or unusable by Borrower or its Restricted Subsidiaries in connection with the conduct of their business as determined in good faith by Borrower’s chief executive officer, and

(n)            dispositions of assets (other than Accounts, or Capital Stock of Restricted Subsidiaries of Parent (unless, (x) in the case of the Capital Stock of a Restricted Subsidiary of Borrower, all of the Capital Stock of such Restricted Subsidiary is sold pursuant to this clause (~~o))~~n) or (y) in the case of the Capital Stock of Borrower and Intermediate Holdings, such disposition of assets constitutes the First Amendment Transactions)) not otherwise permitted in clauses (a) through (~~n~~m) above so long as (i) no Event of Default then exists or would result therefrom, (ii) the consideration received for each such disposition other than the First Amendment Transactions is at least 75% cash or Cash Equivalents and is received at the closing thereof.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by Borrower in the form of senior secured revolving loans, senior secured term loans or one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis with the Obligations and is not secured by any other assets or property (unless such other assets or property become Collateral upon the incurrence or issuance of such Indebtedness), (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement in form and substance reasonably satisfactory to Agent. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holder” means (a) Tilman J. Fertitta, or (b) any Related Person of Tilman J. Fertitta.

“Permitted Indebtedness” means:

(a)            Indebtedness evidenced by the Agreement and the other Loan Documents,

(b)            without duplication of any Indebtedness addressed in any other clause of this definition of Permitted Indebtedness (and specifically excluding from inclusion pursuant to this clause (b) any Indebtedness referenced in Schedule 4.19(a) that is already subject to any limitation or other condition pursuant to any other clause of this definition of Permitted Indebtedness), other Indebtedness set forth on Schedule 4.19(a) and any Permitted Refinancing Indebtedness in respect of such other Indebtedness,

(c)            [reserved],

(d)            [reserved],

(e)            [reserved],

(f)            endorsement of instruments or other payment items for deposit,

(g)            Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations, (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions, and (iii) unsecured guarantees with respect to Indebtedness of Borrower or one of its Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(h)            Indebtedness incurred in the ordinary course of business under performance, bid, surety, statutory, and appeal bonds,

(i)            Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j)            the guarantee by Borrower or any of its Restricted Subsidiaries that are Guarantors of Indebtedness of Borrower or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this definition; provided, however, that if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, then the guarantee of such Indebtedness shall be subordinated to the guaranty of the Obligations to the same extent as the Indebtedness being guaranteed,

(k)            Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity or foreign currency risks associated with Borrower’s and its Restricted Subsidiaries’ operations and not for speculative purposes,

(l)            Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the ordinary course of business,

(m)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 5 Business Days,

(n)            indemnification, adjustment of purchase price or similar obligations, including title insurance, of Borrower or any of its Restricted Subsidiaries, in each case incurred in connection with the acquisition or disposition of any assets of Borrower or any of its Restricted Subsidiaries (other than guaranties of Indebtedness incurred by any Person acquiring all or any such portion of such assets for the purpose of financing such acquisition),

(o)            [reserved,]

(p)            Indebtedness to the extent constituting Permitted Investments,

(q)            additional Indebtedness incurred by Borrower or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed, at any one time, $1,000,000,

(r)            unsecured Indebtedness owing to Golden Nugget or any of its “Restricted Subsidiaries” (as defined in the Existing Credit Agreement), which Indebtedness shall be evidenced in writing,

(s)            Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt and, in each case, any Permitted Refinancing Indebtedness thereof constituting Indebtedness of Borrower.

“Permitted Intercompany Advances” means loans and expense reimbursements made by (a) a Loan Party to another Loan Party (other than Parent or Intermediate Holdings), (b) a Loan Party to a Restricted Subsidiary of Borrower that is not a Guarantor so long as, as of the date of any such loan or expense reimbursement, the aggregate amount of all such loans and expense reimbursements made pursuant to this clause (b) during the preceding 12 month period does not exceed the lesser of (x) $1,000,000 and (y) the aggregate amount of all cash payments received by Borrower or a Restricted Subsidiary of Borrower that is a Guarantor from Restricted Subsidiaries of Borrower that are not Guarantors either pursuant to dividends or intercompany loan repayments in such 12 month period, (c) a Restricted Subsidiary of Borrower that is not a Guarantor to another Restricted Subsidiary of Borrower that is not a Guarantor, and (d) a Restricted Subsidiary of Borrower that is not a Guarantor to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)            Investments in cash and Cash Equivalents,

(b)            any Investment in a Person that is a Loan Party (other than Parent or Intermediate Holdings) at the time of such Investment,

(c)            any Investment made as a result of the receipt of non-cash consideration from a Permitted Disposition,

(d)            the Transactions,

(e)            any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or Insolvency Proceeding of any trade creditor or customer or upon the foreclosure or enforcement of any Lien in favor of Borrower or any of its Restricted Subsidiaries, or (ii) litigation, arbitration or other disputes,

(f)            Investments represented by Hedge Agreements so long as the incurrence of Indebtedness under the Hedge Agreement constituted Permitted Indebtedness,

(g)            loans or advances to employees made in the ordinary course of business of Borrower or any Restricted Subsidiary of Borrower in an aggregate principal amount not to exceed $100,000 at any one time outstanding,

(h)            advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Borrower or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business,

(i)            Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(j)            advances made in connection with purchases of goods or services in the ordinary course of business,

(k)            Investments owned by any Loan Party or any of its Restricted Subsidiaries on the Closing Date and set forth on Schedule P-1,

(l)            guarantees permitted under the definition of Permitted Indebtedness,

(m)            Permitted Intercompany Advances,

(n)            Capital Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or any of its Restricted Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(o)            deposits of cash made in the ordinary course of business to secure performance of operating leases,

(p)            the Parent Intercompany Loan,

(q)            any Permitted Acquisition or other Investment so long as the aggregate amount for all Investments made pursuant to this clause (s) does not exceed the Available Amount as in effect immediately before the respective Investment, and

(r)            so long as no Event of Default has occurred and is continuing or would result therefrom, the making of Investments in an aggregate amount not to exceed at any time outstanding $2,000,000.

“Permitted Liens” means

(a)            Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)            [reserved],

(c)            [reserved],

(d)            Liens for taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor,

(e)            judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement and in respect of which Parent or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings,

(f)            Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof,

(g)            the interests of lessors under operating leases and licensors of sub-licensors under license agreements,

(h)            [reserved],

(i)            Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor,

(j)            survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that did not arise in connection with the incurrence of Indebtedness and that do not in the aggregate materially adversely affect the value of the subject properties or materially adversely impair their use in the operation of the business conducted thereon,

(k)            [reserved],

(l)            Liens on amounts deposited to secure Borrower’s and its Restricted Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance,

(m)            terminable or short-term leases or permits for occupancy, in each case entered into in the ordinary course of business, which leases or permits expressly grant to Borrower or its Restricted Subsidiary the right to terminate them at any time on not more than six months’ notice and do not individually or in the aggregate interfere with the operation of the business of Borrower or its Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto,

(n)            bankers’ Liens, rights of setoff and similar Liens existing solely with respect to amounts on deposit in one or more Deposit Accounts or Securities Accounts maintained by Parent or any of its Restricted Subsidiaries,

(o)            Liens on inventory as security for any drafts or bills of exchange or documents drawn in connection with the importation or storage of such inventory,

(p)            Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC,

(q)            Liens on amounts deposited to secure Borrower’s and its Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(r)            Liens on amounts deposited to secure Borrower’s and its Restricted Subsidiaries’ obligations with respect to statutory obligations, surety or appeal bonds, performance bonds, or other obligations of a like nature obtained in the ordinary course of business,

(s)            the interest of licensees with respect to licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(t)            Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of Permitted Refinancing Indebtedness and so long as (i) the replacement Liens only encumber those assets that secured the original Indebtedness, and (ii) if the Lien that is being replaced was the subject of a subordination or intercreditor agreement, the replacement Lien is subject to a subordination or intercreditor agreement that is at least as favorable to Agent and the Lenders,

(u)            Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(v)            pledges or deposits by Borrower or one of its Restricted Subsidiaries under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits as security for contested taxes or import duties, in each case incurred in the ordinary course of business,

(w)            Liens occurring solely by the filing of a UCC financing statement, which filing has not been authorized by Parent, Intermediate Holdings or any Restricted Subsidiary of Parent or Intermediate Holdings,

(x)            any obligations or duties affecting any property of Borrower or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held,

(y)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(z)            [reserved],

(aa)       other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000,

(bb)      Liens securing (A) Permitted First Priority Refinancing Debt and (B) Permitted Second Priority Refinancing Debt; provided (x) if any such Indebtedness is secured by the Collateral on a pari passu or junior basis with the Liens securing the Obligations, such Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent and (y) the Liens securing Permitted Second Priority Refinancing Debt shall be on a junior basis with the Liens securing the Obligations and subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent, and

(cc)       restrictions imposed solely as a matter of applicable Gaming Law (and not resulting from the breach or violation of any Gaming Law) on the transfer, ownership and operation of Gaming Collateral or any other assets that are subject to Gaming Law.

“Permitted Protest” means the right of Parent or any of its Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment; provided that (a) a reserve with respect to such obligation is established on Parent’s or its Restricted Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Restricted Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no material impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of Borrower or any of its Restricted Subsidiaries, as applicable (other than intercompany Indebtedness); provided that:

(1)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)            such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(3)            if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Obligations on terms at least as favorable to the holders of the Obligations as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)            such Indebtedness is incurred either by Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by Borrower in the form of junior lien revolving loans, junior lien term loans or one or more series of junior lien secured notes; provided that (i) such Indebtedness is secured by the Collateral on a junior basis with the Obligations and is not secured by any other asset or property (unless such other asset or property become Collateral upon the incurrence or issuance of such Indebtedness), (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement in form and substance reasonably satisfactory to Agent. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Tax Distributions” means: with respect to each tax year, if ~~Parent,~~both Intermediate Holdings and Borrower are not Flow Through Entities, the distribution by Borrower to Intermediate Holdings ~~and~~or by Intermediate Holdings ~~to Parent or by Parent~~ to any direct or indirect member of an affiliated group of corporations that files a consolidated U.S. federal tax return with Borrower~~,~~ or Intermediate Holdings ~~or Parent~~, in an amount necessary to pay the tax liabilities of ~~Parent~~Intermediate Holdings or such filing member that is directly attributable to (or arising as a result of) the operations of ~~Intermediate Holdings and~~ Borrower and its Restricted Subsidiaries, provided that such payments shall not exceed the amount that ~~Intermediate Holdings and~~ Borrower and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if ~~Intermediate Holdings and~~ Borrower and its Restricted Subsidiaries had paid such taxes directly as a stand-alone taxpayer or as an affiliated group of corporations that filed a consolidated or combined tax return of which Borrower ~~and Intermediate Holdings~~ was the common parent; provided further that, the ~~Parent~~Intermediate Holdings shall be able to make distributions with respect to Taxes of its Subsidiaries (other than ~~Intermediate Holdings and~~ Borrower and its Restricted Subsidiaries) to the extent such Subsidiaries make payments to ~~Parent~~Intermediate Holdings in cash.

For purposes of such computation, it will be assumed that any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that arise in any period will be available to offset taxable income payable in later years (regardless of any change in status as a Flow Through Entity). Notwithstanding anything to the contrary, the applicable taxable income or taxes shall not include taxable income or taxes resulting from any change in the status from a Flow Through Entity to an entity taxable as a corporation. For the avoidance of doubt, ~~Intermediate Holdings and~~ Borrower and its Restricted Subsidiaries shall not have liability for, or make any payments with respect to, taxes attributable to income or operations of ~~Parent~~Intermediate Holdings (or income or operations of any Subsidiary of ~~Parent~~Intermediate Holdings) other than income or operations of Borrower and its Restricted Subsidiaries.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) such Indebtedness is not secured by any Lien on any property or assets of Parent, Intermediate Holdings, Borrower or any of their Restricted Subsidiaries. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Pledged Gaming Interests” has the meaning specified therefore in Section 17.14(a) of the Agreement.

“Post-Closing Agreement” means the Post-Closing Agreement, dated as of even date with the Agreement, by and among the Loan Parties and Agent, in the form of Exhibit G.

“Preferred Stock” means, as applied to the Capital Stock of any Person, the Capital Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Primary Gaming Licenses” means each property authorization, license, approval, or statement described on Schedule P-3.

“Prime Lending Rate” means, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Lending Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by Agent from time to time for purposes of providing quotations of prime lending interest rates). The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Rata Share” means, as of any date of determination:

(a)            with respect to a Lender’s obligation to make Term Loans under any Tranche and right to receive payments of interest, fees, premium and principal with respect thereto, (i) prior to the making of such Term Loans, the percentage obtained by dividing (x) such Lender’s Term Loan Commitment under such Tranche, by (y) the aggregate amount of all Lenders’ Term Loan Commitments under such Tranche, and (ii) from and after the making of the Term Loans, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Term Loans under such Tranche, by (y) the outstanding principal amount of the Term Loans of all the Lenders under such Tranche, and

(b)           with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Term Loans, by (y) the outstanding principal amount of the Term Loans of all Lenders.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common Capital Stock) on or before a date that is less than 2 years after the Latest Maturity Date, or, on or before the date that is less than 2 years after the Latest Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common Capital Stock).

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 17.16.

“Qualified IPO” means the issuance by Parent or any direct or indirect parent of Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act resulting in gross cash proceeds of at least $100,000,000.

“Real Property” means any estates or interests (including any leasehold, fee, mineral or other estate) in real property now or hereafter owned, leased, operated or acquired by Borrower or its Restricted Subsidiaries, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property rights incidental to the ownership, lease or operation thereof (including, without limitation, each Gaming Property).

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired or leased by Parent or its Restricted Subsidiaries which is (or is required to be) encumbered by a Mortgage pursuant to the terms of the Agreement.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to the Agreement executed by each of (a) Parent, Borrower and the other Loan Parties, (b) Agent and (c) each New Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto in accordance with Section 2.17 of the Agreement.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having substantially the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Person” means: (a) any immediate family member or descendent of Tilman J. Fertitta, and the heirs, executors and administrators and beneficiaries of the estate of Tilman J. Fertitta or any such family member; or (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Tilman J. Fertitta or any Related Person identified in clause (a) above.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Repricing Event” means (i) any prepayment or repayment of the B Term Loans with the proceeds of, or any conversion of B Term Loans into, any new or replacement tranche of term loans bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount) less than the “effective yield” applicable to the B Term Loans (as such comparative yields are determined by Agent in its commercially reasonable judgment) and (ii) any amendment or other modification or waiver to this Agreement which effectively reduces the “effective yield” (as determined by Agent in its commercially reasonable judgment) applicable to the B Term Loans, in each case, in connection with any such prepayment, repayment, amendment or other modification or waiver the primary purpose of which was to cause such reduction in “effective yield”. Any such determination by Agent as contemplated by preceding clauses (i) and (ii) shall be conclusive and binding on Borrower and all Lenders holding B Term Loans, absent manifest error; but excluding, in any such case, any prepayment, repayment or repricing of B Term Loans in connection with (x) a Qualified IPO, (y) any Change of Control transaction or (z) any Transformative Acquisition. Agent shall not have any liability to any Person with respect to such determination.

“Required Gaming Approvals” means the following regulatory consents or approvals from Gaming Authorities that are not obtainable until after the Closing Date, as more specifically described on Schedule 4.15: (i) all approvals from Gaming Authorities of the State of New Jersey that are necessary under the Gaming Laws of the State of New Jersey to permit Borrower to continue to own and operate, directly or indirectly, the IGaming Business; and (ii) all approvals from Gaming Authorities of the State of Nevada that are necessary under the Gaming Laws of the State of Nevada to permit the valid execution, delivery and performance of any pledge of, or grant of a security interest in, any Pledged Gaming Interests securing any Indebtedness evidenced by this Agreement or the Golden Nugget Note.

“Required Lenders” means, at any time, Non-Defaulting Lenders whose aggregate Pro Rata Shares (calculated under clause (b) of the definition of Pro Rata Shares) exceed 50%.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Junior Payment” means, as to any Person, to (a) declare or pay any dividend or make any other payment or distribution on account of such Person’s Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or to the direct or indirect holders of such Person’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Prohibited Preferred Stock)) or (b) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving such Person) any Equity Interests of such Person or any direct or indirect parent of such Person.

“Restricted Subsidiary” means Intermediate Holdings, Borrower and each Subsidiary of Borrower.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is the subject of any Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or (d) Her Majesty’s Treasury of the United Kingdom.

“Scheduled Unavailability Date” has the meaning specified in Section 2.12(g).

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means a security agreement, dated as of even date with the Agreement, executed and delivered by Borrower and Guarantors to Agent, in the form of Exhibit H.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solvent” means, with respect to any Person on a particular date, (i) the sum of the fair value of the assets, at a fair valuation, of such Person will exceed its debts, (ii) the sum of the present fair salable value of the assets of such Person will exceed its debts, (iii) such Person has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (iv) such Person will have sufficient capital with which to conduct its businesses. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified therefor in Section 13.1(l) of the Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Stock having ordinary voting power to elect a majority of the Board of Directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Supported QFC” has the meaning specified in Section 17.16.

“Survey” means a survey of any Real Property Collateral (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Real Property Collateral is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred within 6 months prior to such date of delivery any exterior construction on the site of such Real Property Collateral or any easement, right of way or other interest in the Real Property Collateral that has been granted or become effective through operation of applicable legal requirements or otherwise with respect to such Real Property Collateral which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Real Property Collateral or, in each case, dated such other date as may be reasonably acceptable to Agent, (iii) certified by the surveyor (in a manner reasonably acceptable to Agent) to Agent and a title company retained by Borrower and reasonably acceptable to Agent, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association or such other requirements as are in effect on the date of preparation of such survey and (v) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such Real Property Collateral and issue the endorsements of the type required by the definition of Mortgage Policy or (b) otherwise reasonably acceptable to Agent.

“Swap Obligation” means, with respect to any Guarantor, any Hedge Obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Taxes” means, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to payments hereunder or under any Loan Documents and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of Agent, any Lender, or any Participant (including any branch profits taxes) and franchise taxes imposed on it, in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which Agent, such Lender, or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which Agent’s, such Lender’s, or such Participant’s principal office is located, or, in the case of any Lender, in which its applicable lending office is located, in each case as a result of a present or former connection between Agent, such Lender, or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from Agent, such Lender, or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from Agent’s, a Lender’s, or a Participant’s failure to comply with the requirements of Section 16(c)(i) of the Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), (except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority) and (iv) any United States withholding taxes imposed under Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC (“FATCA”).

“Term Loan Commitment” means, with respect to each Lender, its B Term Loan Commitment and each of its Other Term Commitment, and, with respect to all Lenders, their B Term Loan Commitments and Other Term Commitments.

“Term Loan Maturity Date” means the 2020 Initial Term Loan Maturity Date, the 2020 Buyback Term Loan Maturity Date or maturity date for such Tranche of Other Term Loans provided in the Refinancing Amendment or Loan Modification Offer, as applicable.

“Term Loan Percentage” of a Tranche of Term Loans means, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Term Loans” means each B Term Loan and each Other Term Loan.

“Test Period” means each period of 4 consecutive fiscal quarters of Borrower then last ended, in each case taken as one accounting period.

“Texas Finance Code” has the meaning specified therefor in Section 2.6(f) of the Agreement.

“Total Commitment” means, with respect to each Lender, the sum of each of its Commitments, and, with respect to all Lenders, the sum of their total Commitments.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Tranche” means the respective facility and commitments utilized in making Loans hereunder. Other Term Commitments and Other Term Loans that have different terms and conditions shall be construed to be in different Tranches. For the avoidance of doubt, the 2020 Buyback Term Loans and the 2020 Initial Term Loans are different Tranches hereunder.

“Transactions” means, collectively, (a) the entering into of this Agreement, the other Loan Documents, the making of the B Term Loans, (b) the purchasing of the Golden Nugget Note by the Parent pursuant to the Golden Nugget Note Purchase Agreement (c) the making of loans and incurrence of indebtedness pursuant to the Parent Intercompany Loan, (d) the consummation of the Online Gaming Operations Agreement and (e) the payment of all fees and expenses in connection with the foregoing.

“Transformative Acquisition” means any acquisition by Borrower or any of its Restricted Subsidiaries that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of the such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by Borrower acting in good faith.

“Type” means the type of Loan determined with regard to the interest option applicable thereto (i.e., whether a Base Rate Loan or a LIBOR Rate Loan).

“Unfunded Pension Liability” of any Benefit Plan means the excess of a Benefit Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of such Benefit Plan’s assets, determined in accordance with the assumptions used for funding the Benefit Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” means the United States of America.

“U.S. Special Resolution Regimes” has the meaning specified in Section 17.16.

“U.S. Tax Compliance Certificate” has the meaning specified therefor in Section 16(c)(A) of the Agreement.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Voting Stock” means any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.